                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [X] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Summa Four, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                Common Stock, $.001 par value per share, of Cisco Systems, Inc.

        (2)     Aggregate number of securities to which transaction applies:

                1,700,000 shares (after taking into account the 3-for-2 split of Cisco Common Stock to be effective on September 15, 1998)

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                $68.375 (after taking into account the 3-for-2 split of Cisco Common Stock to be effective on September 15, 1998) (based on the average of the high and low prices of the Cisco Common Stock as reported on the Nasdaq Stock Market on August 20, 1998)

        (4)     Proposed maximum aggregate value of transaction:

                $116,237,500

        (5)     Total fee paid:

                $23,247.50

[X] Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.



        (1)     Amount Previously Paid:


        (2)     Form, Schedule or Registration Statement No.:


        (3)     Filing Party:


        (4)     Date Filed:

                                      LOGO                       October 5, 1998


Dear Stockholder:


     I am pleased to forward the enclosed Proxy Statement/Prospectus for the Special Meeting (the "Special Meeting") of Stockholders of Summa Four, Inc. ("Summa Four") to be held on November 4, 1998 at 10:00 a.m. local time, at Summa Four's facilities located at 25 Sundial Avenue, Manchester, New Hampshire. The purpose of the Special Meeting is to consider and vote upon the combination of Summa Four with Cisco Systems, Inc. ("Cisco") through the merger (the "Merger") of Agemo Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Cisco, with and into Summa Four.



     The Merger is subject to the terms and conditions of an Agreement and Plan of Reorganization, dated as of July 27, 1998 (the "Reorganization Agreement"), by and among Cisco, Merger Sub and Summa Four. In the Merger, Merger Sub will be merged with and into Summa Four; Summa Four will be the surviving corporation and will become a wholly-owned subsidiary of Cisco. Pursuant to the Merger, each outstanding share of the Common Stock of Summa Four ("Summa Four Common Stock") together with the corresponding Right, as defined in the Rights Agreement dated as of February 22, 1995 between Summa Four and State Street Bank and Trust Company, will be converted, without any action on the part of the holder thereof, into the right to receive 0.268491 shares of Cisco Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Cisco Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the close of the Merger (the "Cisco Market Price") is less than $58.67, the Exchange Ratio shall be equal to $15.75 divided by the Cisco Market Price but in no event greater than 0.2953395 shares of Cisco Common Stock, and (ii) in the event the Cisco Market Price is more than $71.70, the Exchange Ratio shall be equal to $19.25 divided by the Cisco Market Price but in no event less than 0.241641 shares of Cisco Common Stock. Each share of Cisco Common Stock to be issued shall include a corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Rights Agreement dated as of June 10, 1998 between Cisco and BankBoston, N.A. The shares of Cisco Common Stock held by Cisco shareholders prior to the Merger will remain unchanged by the Merger. Based on the number of shares of Summa Four Common Stock outstanding as of September 17, 1998, it is expected that, as a result of the Merger, Cisco will issue between 1.4 and 1.7 million shares of Cisco Common Stock and will assume options to purchase between approximately 216,000 and 265,000 additional shares of Cisco Common Stock. The above share numbers have been adjusted to reflect a 3-for-2 split of Cisco Common Stock effective September 15, 1998.


     THE SUMMA FOUR BOARD OF DIRECTORS (THE "BOARD") HAS CAREFULLY
REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE REORGANIZATION AGREEMENT AND THE PROPOSED MERGER. THE BOARD UNANIMOUSLY BELIEVES THE TERMS AND CONDITIONS OF THE REORGANIZATION AGREEMENT AND THE PROPOSED MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SUMMA FOUR STOCKHOLDERS. THE BOARD HAS UNANIMOUSLY APPROVED THE TERMS AND CONDITIONS OF THE REORGANIZATION AGREEMENT AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT THE SUMMA FOUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND THE CONSUMMATION OF THE MERGER.

     The Reorganization Agreement and the consummation of the Merger must be approved by the holders of Summa Four Common Stock representing a majority of the outstanding shares of Summa Four Common Stock entitled to vote at the Special Meeting. Your vote on this matter is very important. We urge you to review carefully the enclosed material and to return your proxy promptly.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. YOU SHOULD NOT SEND IN THE STOCK CERTIFICATE(S) FOR YOUR SUMMA FOUR COMMON STOCK AT THIS TIME.

     On behalf of the Board, I thank you for your support and urge you to vote FOR approval of the Reorganization Agreement and the consummation of the Merger.

                                          Sincerely,

                                          LOGO
                                          ROBERT A. DEGAN

                                          President and Chief Executive Officer

                                SUMMA FOUR, INC.
                               25 SUNDIAL AVENUE
                           MANCHESTER, NY 03103-7251
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 4, 1998

                            ------------------------

To the Stockholders of Summa Four, Inc.


     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Stockholders of Summa Four, Inc., a Delaware corporation ("Summa Four"), will be held at 10:00 a.m., local time, on November 4, 1998 at Summa Four's facilities located at 25 Sundial Avenue, Manchester, New Hampshire for the following purposes:


          1. To consider and vote upon a proposal to approve (a) the Agreement and Plan of Reorganization, dated as of July 27, 1998, (the "Reorganization Agreement"), by and among Cisco Systems, Inc., a California corporation ("Cisco"), Agemo Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Cisco ("Merger Sub"), and Summa Four, and (b) the merger of Merger Sub with and into Summa Four (the "Merger") whereby, among other things, Summa Four will survive the Merger and become a wholly-owned subsidiary of Cisco, each outstanding share of Summa Four Common Stock, $0.01 par value per share ("Summa Four Common Stock"), together with the corresponding Right, as defined in the Rights Agreement dated as of February 22, 1995 between Summa Four and State Street Bank and Trust Company will be converted, without any action on the part of the holder thereof, into the right to receive 0.268491 shares of Cisco Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Cisco Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the close of the Merger (the "Cisco Market Price") is less than $58.67, the Exchange Ratio shall be equal to $15.75 divided by the Cisco Market Price but in no event greater than 0.2953395 shares of Cisco Common Stock, and
     (ii) in the event the Cisco Market Price is more than $71.70, the Exchange Ratio shall be equal to $19.25 divided by the Cisco Market Price but in no event less than 0.241641 shares of Cisco Common Stock. Each share of Cisco Common Stock to be issued shall include a corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Cisco Rights Agreement dated as of June 10, 1998 between Cisco and Bank Boston, N.A. In addition, each outstanding option to purchase a share of Summa Four Common Stock will be assumed by Cisco and converted into an option to purchase that number of whole shares of Cisco Common Stock equal to the product of the number of shares of Summa Four Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time and the Exchange Ratio and rounded down to the nearest whole number of shares of Cisco Common Stock, with the exercise price adjusted accordingly.

          2. To grant the Board of Directors of Summa Four discretionary authority to adjourn the Special Meeting in order to solicit additional votes for approval of the Reorganization Agreement and the Merger.

          3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement/Prospectus, a copy of which is attached hereto and made a part hereof and which you are urged to read carefully.

     The Board of Directors has fixed the close of business on September 17, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Approval of the Reorganization Agreement and the Merger will require the affirmative vote of the holders of Summa Four Common Stock representing a majority of the outstanding shares of Summa Four Common Stock entitled to vote at the Special Meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LOGO
                                          Secretary
Manchester, New Hampshire

October 5, 1998

                                SUMMA FOUR, INC.
                                PROXY STATEMENT
                            ------------------------

                              CISCO SYSTEMS, INC.
                                   PROSPECTUS


     This Proxy Statement/Prospectus constitutes the Proxy Statement of Summa Four, Inc., a Delaware corporation ("Summa Four"), in connection with the solicitation of proxies by the Summa Four Board of Directors for use at the Special Meeting of Summa Four stockholders (the "Special Meeting") to be held at 10:00 a.m., local time, on November 4, 1998, at Summa Four's facilities located at 25 Sundial Avenue, Manchester, New Hampshire, and at any adjournments or postponements of the Special Meeting.


     This Proxy Statement/Prospectus also constitutes the Prospectus of Cisco Systems, Inc. ("Cisco") for use in connection with the offer and issuance of shares of Cisco Common Stock, $0.001 par value per share ("Cisco Common Stock"), pursuant to the merger (the "Merger") of Agemo Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Cisco ("Merger Sub"), with and into Summa Four under the terms of the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 27 1998, by and among Cisco, Merger Sub and Summa Four. A copy of the Reorganization Agreement is attached hereto as Appendix A. As a result of the Merger, Summa Four will become a wholly-owned subsidiary of Cisco.

     Upon the effectiveness of the Merger, each share of Summa Four Common Stock together with the corresponding Right, as defined in the Rights Agreement dated as of February 22, 1995 between Summa Four and State Street Bank and Trust Company will be converted, without any action on the part of the holder thereof, into the right to receive 0.268491 shares of Cisco Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Cisco Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the close of the Merger (the "Cisco Market Price") is less than $58.67, the Exchange Ratio shall be equal to $15.75 divided by the Cisco Market Price but in no event greater than 0.2953395 shares of Cisco Common Stock, and (ii) in the event the Cisco Market Price is more than $71.70, the Exchange Ratio shall be equal to $19.25 divided by the Cisco Market Price but in no event less than 0.241641 shares of Cisco Common Stock. Each share of Cisco Common Stock to be issued shall include a corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Cisco Rights Agreement dated as of June 10, 1998 between Cisco and Bank Boston, N.A. An aggregate of between 1.4 and 1.7 million shares of Cisco Common Stock (based on 5,822,460 shares of Summa Four Common Stock outstanding as of September 17, 1998) will be issued by Cisco in the Merger and options to purchase an aggregate of between approximately 216,000 and 265,000 additional shares of Cisco Common Stock (based on 894,222 shares of Summa Four Common Stock subject to outstanding Summa Four Options as of September 17, 1998) will be assumed by Cisco in the Merger.


     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Summa Four on or about October 5, 1998.


     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SUMMA FOUR STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" STARTING ON PAGE 17.
                            ------------------------

 NEITHER THIS TRANSACTION NOR THE SECURITIES OF CISCO OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS OCTOBER 5, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    2
TRADEMARKS..................................................    3
FORWARD-LOOKING STATEMENTS..................................    3
SUMMARY.....................................................    4
MARKET PRICE AND DIVIDEND INFORMATION.......................   12
SELECTED HISTORICAL FINANCIAL DATA..........................   14
COMPARATIVE PER SHARE DATA..................................   16
RISK FACTORS................................................   17
  Financial Risk Management.................................   17
  Potential Volatility in Operating Results.................   17
  Acquisitions..............................................   19
  Competition...............................................   19
  Patents, Intellectual Property and Licensing..............   20
  Regulation of the Internet................................   20
  Dependence on New Product Development.....................   20
  Entering New or Developing Markets........................   21
  Availability of Product...................................   21
  Natural Disasters.........................................   21
  Potential Fluctuations in Quarterly Results...............   21
  Dependence on New Product Development; Rapid Technological
     and Market Change......................................   21
  Strategic Alliances.......................................   22
  Industry Consolidation....................................   22
  Organizational Changes....................................   22
  Variability in Service Provider Sales.....................   22
  Manufacturing Risks.......................................   22
  Changes in Telecommunications Laws and Tariffs............   22
  International Operations..................................   23
  Risks Associated With Internet Infrastructure.............   23
  Volatility of Stock Price.................................   23
THE SPECIAL MEETING.........................................   24
  Date, Time and Place of the Special Meeting...............   24
  Matters to be Considered at the Special Meeting...........   24
  Record Date and Shares Entitled to Vote...................   24
  Voting of Proxies.........................................   24
  Vote Required.............................................   24
  Quorum; Abstentions and Broker Non-Votes..................   25
  Solicitation of Proxies and Expenses......................   25
  Board Recommendation......................................   25
THE MERGER AND RELATED TRANSACTIONS.........................   26
  General...................................................   26
  Conversion of Shares......................................   26
  Conversion of Options.....................................   26
  Exchange of Certificates..................................   27
  Notification Regarding Options............................   27
  Background of the Merger..................................   27

                                                              PAGE
                                                              ----
  Reasons for the Merger....................................   28
  Operations Following the Merger...........................   30
  Opinion of Financial Advisor to Summa Four................   30
  Related Agreements........................................   33
  The Reorganization Agreement..............................   36
  Indemnification and Insurance.............................   41
  Interests of Certain Persons in the Merger................   41
  Regulatory Matters........................................   42
  Certain Federal Income Tax Considerations.................   42
  Accounting Treatment......................................   43
  No Appraisal Rights.......................................   43
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CISCO AND SUMMA
  FOUR......................................................   44
  Vote Required for Extraordinary Transactions..............   44
  Director Nominations......................................   44
  Amendment to Governing Documents..........................   45
  Appraisal Rights..........................................   45
  Derivative Action.........................................   46
  Stockholder Consent in Lieu of Meeting....................   46
  Fiduciary Duties of Directors.............................   46
  Stockholder Proposals.....................................   47
  Indemnification...........................................   47
  Director Liability........................................   47
  Anti-Takeover Provisions and Interested Stockholder
     Transactions...........................................   48
  Cumulative Voting.........................................   49
  Advance Notice of Record Date.............................   49
  Inspection of Books and Records...........................   49
  Size of the Board of Directors............................   49
  Removal of Directors......................................   49
  Transactions Involving Directors..........................   50
  Filling Vacancies on the Board of Directors...............   50
EXPERTS.....................................................   50
LEGAL MATTERS...............................................   51

APPENDICES
  A -- Agreement and Plan of Reorganization and Certificate
     of Merger..............................................  A-1
   B -- Opinion of Dain Rauscher Wessels....................  B-1
   C -- Stock Option Agreement..............................  C-1

     NO PERSON HAS BEEN AUTHORIZED BY CISCO OR SUMMA FOUR TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CISCO OR SUMMA FOUR. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Cisco and Summa Four are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding entities, including Cisco and Summa Four, that file electronically with the Commission. In addition, material filed by Cisco and material filed by Summa Four can be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. Cisco does not assume any responsibility for the accuracy or completeness of the information concerning Summa Four contained in such documents or for any failure by Summa Four to disclose events which may have occurred or may affect the significance or accuracy of any such information, and Summa Four does not assume any responsibility for the accuracy or completeness of the information concerning Cisco contained in such documents or for any failure by Cisco to disclose events which may have occurred or may affect the significance or accuracy of any such information.

     Cisco has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Cisco Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus constitutes the prospectus of Cisco that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents by Cisco filed with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

          1. Cisco's Annual Report on Form 10-K for the fiscal year ended July 25, 1998, including certain information in Cisco's Definitive Proxy Statement in connection with Cisco's 1998 Annual Meeting of Shareholders and certain information in Cisco's Annual Report to Shareholders for the fiscal year ended July 25, 1998;

          2. The description of Cisco's capital stock contained in Cisco's Registration Statement on Form 8-A dated January 8, 1990, including any amendment or report filed for the purpose of updating such description.

     The following documents filed by Summa Four with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

          1. Summa Four's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, including certain information in Summa Four's Definitive Proxy Statement dated June 26, 1998, in connection with Summa Four's 1998 Annual Meeting of Stockholders;

          2. Summa Four's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998;

          3. Summa Four's Current Report on Form 8-K filed on June 2, 1998;

          4. Summa Four's Current Report on Form 8-K filed on July 30, 1998;

          5. The description of Summa Four's capital stock contained in Summa Four's Registration Statements on Form 8-A dated August 10, 1993, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed by Cisco and Summa Four pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/ Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL HOLDER OF SUMMA FOUR COMMON STOCK, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE HEREIN (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). WITH RESPECT TO CISCO'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO CISCO SYSTEMS, INC., INVESTOR RELATIONS OFFICE, 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134 (TELEPHONE (408) 526-4000). WITH RESPECT TO SUMMA FOUR'S DOCUMENTS, REQUESTS SHOULD BE DIRECTED TO SUMMA FOUR, INC., INVESTOR RELATIONS 25 SUNDIAL AVENUE, MANCHESTER, NEW HAMPSHIRE 03103-7251 (TELEPHONE (603) 625-4050). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE AT LEAST TEN BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

     All information contained in this Proxy Statement/Prospectus relating to Cisco has been supplied by Cisco, and all information relating to Summa Four has been supplied by Summa Four.

                                   TRADEMARKS

     This Proxy Statement/Prospectus contains trademarks of Cisco and Summa Four and may contain trademarks of others.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained or incorporated by reference in this Proxy Statement/Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are referred to the Cisco's and Summa Four's reports filed with the Commission, as well as the "Risk Factors" section contained herein, which identify important risk factors that could cause actual results to differ from those contained in the forward looking statements.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus, the Appendices hereto, the Exhibits to the Registration Statement (the "Exhibits") and documents incorporated by reference herein. The summary does not contain a complete statement of all material information relating to the Reorganization Agreement, the Merger or the other matters discussed herein and is subject to, and qualified in its entirety by, the more detailed information and financial statements contained or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto and the Exhibits. Stockholders are urged to read this Proxy Statement/Prospectus, the Appendices and the Exhibits in their entirety.

THE COMPANIES

  Cisco Systems, Inc.

     Cisco is the worldwide leader in networking for the Internet. Cisco provides networking solutions that connect computing devices and computer networks. These allow people to access or transfer information without regard to differences in time, place or type of computer system.

     Cisco markets its products through its direct sales force, distributors, value-added resellers and system integrators. This multiple-channel approach allows customers to select the channel that addresses their specific needs and provides Cisco with broad coverage of worldwide markets.

     Cisco was incorporated in California in December 1984. Cisco's executive offices are located at 170 West Tasman Drive, San Jose, California 95134, and its telephone number at that location is (408)526-4000. Cisco can also be reached by visiting its web site at www.cisco.com. Information contained at such web site does not constitute a part of this Proxy Statement/Prospectus.

  Summa Four, Inc.

     Summa Four is a leading provider of open, programmable switches that enable worldwide telecommunications service providers to build and deploy advanced networks and applications. Examples of services offered by companies using Summa Four's products include core transport switching for personal communications, wireless local loop and wireless networks, enhanced service delivery for voice and fax messaging, single number routing, intelligent 800 calling, voice activated dialing, calling card applications, and automated operator services. Summa Four's products are based on an open architecture and have a universal application interface which supports the economical and rapid introduction of these and other public telephone network applications. Summa Four sells its products directly to end-users and through relationships with systems integrators.

     Unless otherwise indicated, "Summa Four" refers to Summa Four, Inc., a Delaware corporation and its wholly-owned and majority-owned subsidiaries. Summa Four was incorporated in Delaware in 1976. Summa Four's executive offices are located at 25 Sundial Avenue, Manchester, New Hampshire 03103-7251. Its telephone number is (603) 625-4050. Summa Four can also be reached by visiting its web site at www.summa4.com. Information contained at such web site does not constitute a part of this Proxy Statement/ Prospectus.

  Merger Sub.

     "Merger Sub" refers to Agemo Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Cisco formed solely for the purpose of the Merger. Merger Sub's executive offices are located at 170 West Tasman Drive, San Jose, California 95134. Its telephone number is (408) 526-4000.

THE MERGER; CONVERSION OF SECURITIES

  General

     Cisco, Merger Sub and Summa Four have entered into the Reorganization Agreement, whereby Merger Sub will be merged with and into Summa Four, resulting in Summa Four becoming a wholly-owned subsidiary of Cisco. See "The Merger and Related Transactions."

     Upon consummation of the Merger each share of Summa Four Common Stock together with the corresponding Right, as defined in the Rights Agreement dated as of February 22, 1995 and amended as of July 27, 1998 between Summa Four and State Street Bank and Trust Company will be converted, without any action on the part of the holder thereof, into the right to receive 0.268491 shares of Cisco Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Cisco Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the close of the Merger (the "Cisco Market Price") is less than $58.67, the Exchange Ratio shall be equal to $15.75 divided by the Cisco Market Price but in no event greater than 0.2953395 shares of Cisco Common Stock, and (ii) in the event the Cisco Market Price is more than $71.70, the Exchange Ratio shall be equal to $19.25 divided by the Cisco Market Price but in no event less than 0.241641 shares of Cisco Common Stock. Each share of Cisco Common Stock to be issued shall include a corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Cisco Rights Agreement dated as of June 10, 1998 between Cisco and BankBoston, N.A.

     As of the Record Date, September 17, 1998, Summa Four had 5,822,460 shares of Common Stock outstanding and 894,222 shares of Common Stock reserved for issuance pursuant to outstanding stock options of which 281,294 options were vested and exercisable as of September 17, 1998. Based on a closing price of Cisco Common Stock of $61.50 on September 17, 1998, and assuming exercise of vested stock options, the aggregate value of the Merger consideration to be issued in the transaction would be approximately $101 million, giving pro forma effect to the exercise of all such vested outstanding stock options. See "The Merger and Related Transactions -- Conversion of Shares."

     The shares of Cisco Common Stock outstanding prior to the Merger will remain unchanged by the Merger, except for dilution of approximately 0.1% resulting from the Merger.

  Exchange of Certificates; Notification Regarding Options

     Following effectiveness of the Merger, a letter of transmittal with instructions will be mailed to each holder of record of Summa Four Common Stock for use in exchanging Summa Four Common Stock certificates for Cisco Common Stock Certificates. HOLDERS OF SUMMA FOUR COMMON STOCK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

     Following effectiveness of the Merger, Cisco will issue to each holder of a Summa Four Option a document evidencing the assumption of such Summa Four Option by Cisco. See "The Merger and Related Transactions -- Exchange of Certificates" and "-- Notification Regarding Options."

  Reasons for the Merger

     Cisco and Summa Four have identified several potential benefits of the Merger that they believe will contribute to the success of Cisco and Summa Four (together, the "Combined Company"). The Merger is intended to enable the Combined Company to, among other things, enhance its competitiveness in global interconnectivity by leveraging Cisco's technology and financial resources with Summa Four's products. See "The Merger and Related Transactions -- Background of the Merger" and "-- Reasons for the Merger."

  Operations Following the Merger

     Following the Merger, Summa Four will continue its operations as a wholly-owned subsidiary of Cisco.

THE SPECIAL MEETING

  Date, Time and Place of the Special Meeting


     The Special Meeting will be held on November 4, 1998, at 10:00 a.m., local time, at Summa Four's facilities located 25 Sundial Avenue, Manchester, New Hampshire.


  Purpose of the Special Meeting

     At the Special Meeting, stockholders of record of Summa Four will be asked to consider and vote upon a proposal to approve the Reorganization Agreement and the consummation of the Merger. Stockholders of Summa Four will also consider and vote upon any other matter that may properly come before the Special Meeting and any adjournment or postponement thereof.

  Record Date; Shares Entitled to Vote

     Only holders of record of Summa Four Common Stock on September 17, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,822,460 shares of Summa Four Common Stock, each of which will be entitled to one vote on each matter to be acted upon.

  Vote Required; Certain Voting Information

     Approval of the Reorganization Agreement and the consummation of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Summa Four Common Stock entitled to vote at the Special Meeting. See "The Merger and Related Transactions -- Related
Agreements -- Voting Agreements" below for information with respect to voting agreements entered into by certain stockholders of Summa Four. Approval of the Merger by the stockholders of Summa Four and any abstentions from voting thereon may be deemed a "ratification" of the Merger under Delaware law, which may provide either Cisco or Summa Four with a complete or partial defense to any subsequent stockholder challenges to the Merger. Neither Cisco nor Summa Four has a current intention to assert such vote as a defense to any subsequent challenge to the transaction, but neither company intends to waive any rights under Delaware law related thereto, and either company may in fact assert such a vote as a defense to any legal claim which may be raised. Stockholders should therefore recognize that their vote may be used as a defense to any such claim, and that such a vote may eliminate or impair their legal right to challenge the transaction following the closing.

     As of the Record Date, Summa Four's directors and executive officers (and their affiliates), as a group, beneficially owned 242,914 shares (exclusive of any shares issuable upon the exercise of options unexercised as of such date), or approximately 4.2% of the 5,822,460 shares of Summa Four Common Stock that were issued and outstanding as of such date. Each of Barry R. Gorsun, Robert A. Degan, Edgar L. Brown, Russell I. Pillar, Gordon T. Ray, John A. Shane, Phillip
T. Coates, Jeffrey A. Weber, Todd P. Hasselbeck, John H. Shaw and Richard S. Swee, who, as of September 17, 1998, in the aggregate beneficially owned 242,914 shares (exclusive of any shares issuable upon the exercise of options), or approximately 4.2% of the then outstanding shares of Summa Four Common Stock, have agreed with Cisco to vote in favor of the Reorganization Agreement and consummation of the Merger and have executed irrevocable proxies in connection therewith. See "The Merger and Related Transactions -- Related
Agreements -- Voting Agreements." As of the Record Date, there were 73 stockholders of record who held shares of Summa Four Common Stock (although Summa Four has been informed that there are in excess of 5,000 beneficial owners), as shown on the records of Summa Four's transfer agent for such shares. Based on the 5,822,460 shares of Common Stock outstanding and entitled to vote on the Record Date, a total of 2,911,231 shares are required to be voted in favor of the Merger in order for the Merger to be approved and consummated. Accordingly, Summa Four's directors, executive officers and their affiliates hold shares representing approximately 8.3% of the total number of shares required for approval of the transaction.

  Quorum; Abstentions and Broker Non-Votes

     The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Summa Four Common Stock issued and outstanding as of the Record Date. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Because approval of the Reorganization Agreement and the consummation of the Merger requires the affirmative vote of a majority of the outstanding shares of Summa Four Common Stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes against the Reorganization Agreement and the consummation of the Merger. The actions proposed in this Proxy Statement/Prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, all beneficial owners of Summa Four Common Stock are urged to return the enclosed proxy card marked to indicate their votes.

  Appraisal Rights

     Stockholders who dissent from the Merger will not be entitled to rights of appraisal under Section 262 of the Delaware General Corporation Law. See "The Merger and Related Transactions -- No Appraisal Rights." Accordingly, stockholders who do not wish to receive Cisco Common Stock in exchange for their shares of Summa Four Common Stock must liquidate their investment by selling their stock prior to consummation of the Merger.

OPINION OF SUMMA FOUR'S FINANCIAL ADVISOR

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("DRW")has delivered to the Summa Four Board of Directors its written opinion, dated as of July 27, 1998 (the "DRW Opinion"), that, as of such date, and based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by the Summa Four stockholders pursuant to the Merger was fair, from a financial point of view. The full text of the DRW Opinion is attached as Appendix B to this Proxy Statement/ Prospectus. Summa Four stockholders should read the DRW Opinion in its entirety. See "The Merger and Related Transactions -- Opinion of Financial Advisor to Summa Four."

RECOMMENDATION OF SUMMA FOUR'S BOARD OF DIRECTORS

     The Summa Four Board of Directors (i) unanimously believes the terms and conditions of the Reorganization Agreement and the proposed Merger are fair to, and in the best interests of, Summa Four stockholders, (ii) has unanimously approved the terms of the Reorganization Agreement and the Merger, and (iii) unanimously recommends that Summa Four stockholders vote FOR the approval of the Reorganization Agreement and the consummation of the Merger. The primary factors considered and relied upon by the Summa Four Board of Directors in reaching its recommendation are referred to in "The Merger and Related
Transactions -- Reasons for the Merger," "-- Background of the Merger" and
"-- Interests of Certain Persons in the Merger."

VOTING AGREEMENTS

     In connection with the Merger, certain stockholders of Summa Four have entered into voting agreements with Cisco. The terms of such voting agreements provide that each of such stockholders will vote all shares of Summa Four Common Stock beneficially owned by such stockholders in favor of the approval of the Reorganization Agreement and consummation of the Merger and against any competing proposals (the "Voting Agreements"). The Voting Agreements are accompanied by irrevocable proxies whereby the stockholders of Summa Four provide to Cisco the right to vote their shares on the proposals relating to the Reorganization Agreement and the Merger at the Special Meeting and any competing proposal at a Summa Four stockholder meeting. Holders of approximately 242,914, or 4.2% (as of September 17, 1998, exclusive of any shares issuable upon the exercise of options held by such holders), of the shares of Summa Four Common Stock entitled to vote at the Special Meeting have entered into such Voting Agreements and irrevocable proxies. See "The Merger and Related
Transactions -- Related Agreements -- Voting Agreements."

EMPLOYMENT AND NON-COMPETITION AGREEMENTS


     In connection with the Merger, Cisco has entered into employment and non-competition agreements with certain employees of Summa Four (including Robert A. Degan, John H. Shaw, Richard S. Swee, and Todd P. Hasselbeck) and certain employees of Junction. The employment and non-competition agreements are contingent upon the occurrence of the Merger and will become effective at the effective time of the Merger. See "The Merger and Related
Transactions -- Related Agreements -- Employment and Non-Competition
Agreements."


ACQUISITION OF JUNCTION

     It is a condition to the obligations of Cisco and Merger Sub under the Merger Agreement that the Purchase Agreement dated July 27, 1998 between Summa Four and Junction, Inc. ("Junction") shall have been consummated. The Purchase Agreement provides for the purchase by Summa Four, for $6.4 million in cash, of the 25% interest in Summation LLC currently owned by Junction. Russell I. Pillar, a Director of Summa Four, is also a Director and owner of 40% of the outstanding stock of Junction. Accordingly, Mr. Pillar has a significant financial interest in the Merger. In addition, certain employees of Junction have entered into employment and non-competition agreements with Cisco, effective as of the effective time of the Merger.

STOCK OPTION AGREEMENT

     Cisco and Summa Four have entered into a Stock Option Agreement, dated as of July 27, 1998 (the "Stock Option Agreement"), pursuant to which Cisco has the right, under certain circumstances, to acquire up to 1,148,500 shares of authorized and unissued Summa Four Common Stock (or approximately 19.9% of the outstanding Summa Four Common Stock prior to such issuance) at a price per share of $17.50 (the "Cisco Option"). See "The Merger and Related
Transactions -- Related Agreements -- Stock Option Agreement."

THE AGREEMENT AND PLAN OF REORGANIZATION

  Representations, Warranties and Covenants

     Under the Reorganization Agreement, Cisco and Summa Four made a number of representations and warranties regarding their respective capital structures, operations, financial conditions and other matters, including their authority to enter into the Reorganization Agreement and to consummate the Merger. Each of Cisco and Summa Four covenanted that, until the consummation of the Merger or the termination of the Reorganization Agreement, it will carry on its business in the ordinary course and attempt to preserve its present business and relationships with customers, suppliers and others, it will not take certain actions without the other's consent, and it will use its reasonable best efforts to consummate the Merger. See "The Merger and Related Transactions -- The Reorganization Agreement -- Representations, Warranties and Covenants."

  No Solicitation of Transactions

     Summa Four has agreed not to, directly or indirectly, solicit, initiate discussions, encourage or engage in negotiations with, or disclose any nonpublic information relating to Summa Four or any of its subsidiaries to, any person relating to a possible acquisition of Summa Four, except that, if the Summa Four Board of Directors receives an unsolicited written proposal that the Summa Four Board of Directors (after written advice from its financial advisor) believes in good faith would, if consummated, result in a transaction more favorable to its stockholders from a financial point of view than the Merger (a "Superior Proposal"), and the Summa Four Board of Directors determines in good faith, after advice from outside legal counsel, that it is necessary for the Summa Four Board of Directors to comply with its fiduciary duties under applicable law, then the Summa Four Board of Directors may furnish in connection with such Superior Proposal information to the party making such Superior Proposal and engage in negotiations with such party. Summa Four must, however, provide Cisco with a copy of the Superior Proposal and all documents that are supplied to such third party. However, the Summa Four Board of Directors may not withdraw or modify its approval and recommendation of the Reorganization Agreement or endorse any other proposal unless it has provided Cisco at least five days' prior notice of such decision, has terminated the Reorganization Agreement and has paid to Cisco a $3,500,000 termination fee (the "Termination Fee"). In addition, the Cisco Option would then become exercisable. See "The Merger and Related
Transactions -- The Reorganization Agreement -- No Solicitation of
Transactions."

  Conditions to the Merger

     In addition to the requirement that the requisite approval of Summa Four stockholders be received, the consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the Reorganization Agreement to be terminated. Each party's obligation to consummate the Merger is conditioned on, among other things, continued effectiveness of the Registration Statement, receipt of all requisite governmental approvals, including under the HSR Act (as defined below), the accuracy of the other party's representations, the other party's performance of its covenants, in the case of Summa Four, the absence of a material adverse change, and the absence of legal action preventing the consummation of the Merger. At any time prior to the Merger, either party may waive compliance with any of the agreements or satisfaction of any of the conditions in the Reorganization Agreement.


     In the event that Summa Four determines to waive any condition contained in the Reorganization Agreement it will re-solicit the approval of the Merger by Summa Four's stockholders if such re-solicitation is required by applicable law or if such condition is deemed to be of such materiality that Summa Four shall determine, in consultation with its counsel, that a re-solicitation of stockholder approval is appropriate. See "The Merger and Related
Transactions -- The Reorganization Agreement -- Conditions to the Merger."


  Closing


     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Reorganization Agreement, Merger Sub and Summa Four will file a Certificate of Merger with the Secretary of State of Delaware and the Recorder of the County in which the registered office of Summa Four is located. The Merger will become effective upon such filings (the "Effective Time"). It is anticipated that, assuming all conditions are met, the Merger will occur and a closing will be held on or before November 9, 1998. See "The Merger and Related Transactions -- The Reorganization Agreement -- Closing."


  Termination, Amendments and Waivers

     At any time prior to the Effective Time, the Reorganization Agreement may be terminated under certain circumstances, including, without limitation, by mutual consent of Cisco and Summa Four, or by either Cisco or Summa Four if the other party commits certain material breaches of any representation, warranty or covenant made by the other party in the Reorganization Agreement. In addition, the Reorganization Agreement may be terminated by either party if the Merger is not consummated on or before January 27, 1999, by Cisco following certain trigger events, or, under certain circumstances, by Summa Four, if a Superior Proposal has occurred, Summa Four has provided Cisco notice of the terms thereof and Summa Four has paid Cisco the Termination Fee.

     The Reorganization Agreement may be amended by Cisco and Summa Four at any time before or after approval by the Summa Four and Merger Sub stockholders, except that, after such approval, no amendment may be made which (i) alters or changes the amount or kind of consideration to be received upon conversion of the Summa Four Common Stock, (ii) alters or changes any term of the Certificate of Incorporation of the surviving corporation to be effected by the Merger, or
(iii) alters or changes any of the terms and conditions of the Reorganization Agreement if such alteration or change would materially adversely affect the holders of Summa Four or Merger Sub Common Stock. See "The Merger and Related Transactions -- The Reorganization -- Termination, Amendments and Waivers."

     At any time prior to the Effective Time, either of Cisco or Summa Four may, to the extent legally allowed, by execution of an instrument duly authorized in writing signed on behalf of such party (i) extend the time for the performance of any of the obligations or acts of the other party set forth in the Reorganization Agreement; (ii) waive any inaccuracies in the representations and warranties made to such party in the Reorganization Agreement or in any document delivered pursuant to the Reorganization Agreement; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party under the Reorganization Agreement.

  Fees and Expenses; Termination Fee

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Reorganization Agreement and the Merger will be paid by the party incurring the expense except that expenses incurred in connection with printing the Proxy Statement/Prospectus, registration and filing fees incurred in connection with the Statement/Prospectus and the listing of additional shares and fees, costs and expenses, associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally.

     Notwithstanding the foregoing, in certain events, if, under certain circumstances, Cisco or Summa Four terminates the Reorganization Agreement, Summa Four must promptly pay to Cisco all of the fees and out-of-pocket costs incurred by Cisco in connection with the Reorganization Agreement and the Merger, and in certain cases, a cash sum of $3,500,000 (in which cases the Cisco Option could also become exercisable). See "The Merger and Related
Transactions -- The Reorganization Agreement -- Fees and Expenses; Termination Fee."

  Indemnification and Insurance

     Cisco has agreed that, from and after the Effective Time, Cisco will, and will cause Summa Four to, indemnify the present and former officers, directors, employees and agents of Summa Four against certain liabilities, including, without limitation, liabilities arising out of or pertaining to the transactions contemplated by the Reorganization Agreement. As of the Effective Time, Cisco shall assume, and shall also cause Summa Four to maintain, all obligations of Summa Four and its officers and directors under any indemnification agreements in effect on July 27, 1998 to which Summa Four is a party.

     For four years after the Effective Time, Cisco will either (i) at all times maintain at least $50,000,000 in cash, marketable securities and unrestricted lines of credit to be available to indemnify the present and former officers, directors, employees and agents of Summa Four against certain liabilities, or
(ii) cause the Surviving Corporation to use its best efforts to provide directors and officers' liability insurance on terms substantially equivalent to the Summa Four directors and officers liability insurance policy in effect on the date of the Reorganization Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Summa Four Board of Directors with respect to the Reorganization Agreement and the Merger, the Summa Four stockholders should be aware that certain directors and officers of Summa Four have interests in the Merger that present them with potential conflicts of interest. See "The Merger and Related Transactions -- Interests of Certain Persons in the Merger."

RISK FACTORS

     IN CONSIDERING WHETHER TO APPROVE THE REORGANIZATION AGREEMENT AND THE CONSUMMATION OF THE MERGER, SUMMA FOUR STOCKHOLDERS SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION CONTAINED BELOW UNDER THE CAPTION "RISK FACTORS."

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the United States Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. Each of Cisco and Summa Four originally filed their respective Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division on August 5, 1998 and the applicable waiting period under the HSR Act has terminated. See "The Merger and Related Transactions -- Regulatory Matters."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The Merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Reorganization"), in which case no gain or loss would generally be recognized by the stockholders of Summa Four on the exchange of their shares of Summa Four Common Stock for shares of Cisco Common Stock. If the Merger were not to so qualify, the exchange of shares would be taxable. It is a condition to the obligation of each of the parties to consummate the Merger that it receives an opinion of its respective counsel to the effect that the Merger will qualify as a Reorganization, and the parties do not intend to waive such condition. SUMMA FOUR STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES. See "The Merger and Related
Transactions -- Certain Federal Income Tax Considerations."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" for financial accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to goodwill. See "The Merger and Related Transactions -- Accounting Treatment."

COMPARISON OF STOCKHOLDER RIGHTS

     The rights of Summa Four stockholders are currently governed by the Delaware General Corporation Law and by Summa Four's Restated Certificate of Incorporation (the "Summa Four Certificate") and Bylaws (the "Summa Four Bylaws"). Upon consummation of the Merger, Summa Four stockholders will become stockholders of Cisco, which is a California corporation, and their rights as stockholders of Cisco will be governed by the California Corporations Code and by Cisco's Restated Articles of Incorporation (the "Cisco Articles") and Amended and Restated Bylaws (the "Cisco Bylaws"). See "Comparison of Rights of Stockholders of Cisco and Summa Four" for a summary of the material differences between the rights of holders of Summa Four Common Stock and Cisco Common Stock.

                     MARKET PRICE AND DIVIDEND INFORMATION

CISCO MARKET PRICE DATA

     Cisco's Common Stock is traded on the Nasdaq National Market under the symbol "CSCO." The following table sets forth the range of high and low closing sales prices reported on the Nasdaq National Market for Cisco Common Stock for the periods indicated, adjusted to reflect the three-for-two splits effective in September 1998 and December 1997 and the two-for-one split effective in February 1996.

                                                              HIGH      LOW
                                                             ------    ------
FISCAL 1996
  First Quarter............................................  $17.17    $11.61
  Second Quarter...........................................   19.53     14.53
  Third Quarter............................................   23.28     18.03
  Fourth Quarter...........................................   26.11     20.94
FISCAL 1997
  First Quarter............................................  $29.78    $22.22
  Second Quarter...........................................   33.28     25.61
  Third Quarter............................................   31.00     20.61
  Fourth Quarter...........................................   35.72     20.67
FISCAL 1998
  First Quarter............................................  $37.47    $31.00
  Second Quarter...........................................   40.19     32.39
  Third Quarter............................................   49.25     37.75
  Fourth Quarter...........................................   68.79     46.96
FISCAL 1999
  First Quarter (through September 17, 1998)...............  $69.29    $54.58

SUMMA FOUR MARKET PRICE DATA

     Summa Four's Common Stock is traded on the Nasdaq National Market under the symbol "SUMA". The following table sets forth the range of high and low closing prices reported on the Nasdaq National Market for Summa Four Common Stock for the periods indicated:

                                                              HIGH      LOW
                                                             ------    ------
FISCAL 1996
  First Quarter............................................  $29.75    $19.25
  Second Quarter...........................................   29.50     20.75
  Third Quarter............................................   23.75     11.87
  Fourth Quarter...........................................   15.13      8.00
FISCAL 1997
  First Quarter............................................  $20.00    $12.25
  Second Quarter...........................................   15.87     11.37
  Third Quarter............................................   14.13      7.50
  Fourth Quarter...........................................   11.75      7.37
FISCAL 1998
  First Quarter............................................  $ 9.13    $ 7.00
  Second Quarter...........................................   11.00      6.63
  Third Quarter............................................   13.37      8.87
  Fourth Quarter...........................................   12.37      8.75
FISCAL 1999
  First Quarter............................................  $13.00    $ 9.38
  Second Quarter (through September 17, 1998)..............   18.13     10.50

DIVIDEND INFORMATION

     Cisco has never paid any cash dividends on its stock, and anticipates that it will continue to retain any earnings for the foreseeable future for use in the operation of its business. Summa Four has not paid any cash dividends on its stock since April 1991 when it made a special distribution of $630,000 to its stockholders.

RECENT CLOSING PRICES

     As of July 27, 1998, the last trading day before announcement of the proposed Merger, the closing prices per share of Cisco Common Stock and Summa Four Common Stock on the Nasdaq National Market were $65.00 (as adjusted to reflect the Cisco Common Stock split effective in September 1998) and $13.375, respectively. On September 28, 1998, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, the closing prices per share of Cisco Common Stock and Summa Four Common Stock on the Nasdaq National Market were $66.25 and $16.50, respectively.

     Because the market price of Cisco Common Stock is subject to fluctuation, the market value of the shares of Cisco Common Stock that holders of Summa Four Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CISCO COMMON STOCK AND SUMMA FOUR COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR CISCO COMMON STOCK OR SUMMA FOUR COMMON STOCK.

NUMBER OF STOCKHOLDERS

     As of September 17, 1998, there were 73 stockholders of record who held shares of Summa Four Common Stock (although Summa Four has been informed that there are in excess of 5,000 beneficial owners), as shown on the records of Summa Four's transfer agent for such shares.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data of Cisco and Summa Four is unaudited and has been derived from their respective historical consolidated financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto that are incorporated herein by reference.

     The selected historical financial information as of June 30, 1998 and for the three months ended June 30, 1997 and 1998 for Summa Four has been derived from unaudited consolidated financial statements, but in the opinion of Summa Four, reflects all adjustments (consisting only of normal, recurring adjustments) necessary for the fair presentation of its financial condition as of that date and the results of operations for those unaudited interim periods. The results of operations for those interim periods are not necessarily indicative of the results to be expected for the entire year.

                              CISCO SYSTEMS, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                         FISCAL YEAR ENDED
                                   --------------------------------------------------------------
                                    JULY 31,     JULY 30,     JULY 28,     JULY 26,     JULY 25,
                                      1994         1995         1996         1997         1998
                                   ----------   ----------   ----------   ----------   ----------
HISTORICAL CONSOLIDATED
  STATEMENT OF OPERATIONS DATA:
  Net sales......................  $1,334,436   $2,232,652   $4,096,007   $6,440,171   $8,458,777
  Net income.....................  $  322,981   $  456,489   $  913,324   $1,048,679   $1,350,072
  Net income per common share --
     basic.......................  $     0.25   $     0.33   $     0.64   $     0.71   $     0.88
  Net income per common share --
     diluted.....................  $     0.24   $     0.32   $     0.61   $     0.68   $     0.84
  Shares used in per-share
     calculation -- basic(1).....   1,296,023    1,367,453    1,437,030    1,485,986    1,533,869
  Shares used in per-share
     calculation -- diluted(1)...   1,342,213    1,425,247    1,490,078    1,551,039    1,608,173

---------------
(1) Gives effect to the Cisco two-for-one stock splits effective March 1994, February 1996 and the three-for-two stock splits effective December 1997 and September 1998.

                                                         FISCAL YEAR ENDED
                                   --------------------------------------------------------------
                                    JULY 31,     JULY 30,     JULY 28,     JULY 26,     JULY 25,
                                      1994         1995         1996         1997         1998
                                   ----------   ----------   ----------   ----------   ----------
HISTORICAL CONSOLIDATED
  BALANCE SHEET DATA:
  Total assets...................  $1,129,034    1,991,949   $3,630,232   $5,451,984   $8,916,705

                                SUMMA FOUR, INC.

                       SELECTED HISTORICAL FINANCIAL DATA
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                      3 MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                    JUNE 30,
                                    -----------------------------------------------   ---------------
                                     1994      1995      1996      1997      1998      1997     1998
                                    -------   -------   -------   -------   -------   ------   ------
HISTORICAL CONSOLIDATED
  BALANCE SHEET OPERATIONS DATA:
  Net sales.......................  $27,257   $37,136   $41,193   $44,316   $41,942   $9,276   $9,678
  Net income (loss)...............    5,287     5,423     3,765     1,848    (2,731)    (566)   2,287
  Net income (loss) per common
     share -- basic...............  $  0.92   $  0.82   $  0.61   $  0.31   $ (0.48)  $(0.10)  $ 0.40
  Net income (loss) per common
     share -- diluted.............  $  0.82   $  0.77   $  0.59   $  0.30   $ (0.48)  $(0.10)  $ 0.39
  Shares used in per-share
     calculation -- basic.........    5,738     6,605     6,175     5,951     5,704    5,571    5,771
  Shares used in per-share
     calculation -- diluted.......    6,418     7,013     6,417     6,095     5,704    5,571    5,891

                                                                                      3 MONTHS ENDED
                                                 YEAR ENDED MARCH 31,                    JUNE 30,
                                    -----------------------------------------------   ---------------
                                     1994      1995      1996      1997      1998          1998
                                    -------   -------   -------   -------   -------   ---------------
HISTORICAL CONSOLIDATED
  BALANCE SHEET DATA:
  Total assets....................  $46,635   $55,175   $57,699   $56,453   $56,596           $57,241
  Long term liabilities...........  $   205   $ 1,250   $   863   $   676   $   938           $   873

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Cisco and Summa Four and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a purchase basis assuming that 0.268491 shares of Cisco Common Stock are issued in exchange for each share of Summa Four Common Stock. This data should be read in conjunction with the selected historical financial data set forth herein and the historical financial statements of Cisco and Summa Four and the notes thereto that are incorporated herein by reference. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                                                                      FISCAL YEAR ENDED
                                                                        JULY 25, 1998
                                                                      -----------------
CISCO HISTORICAL PER COMMON SHARE:
  Net income per common share -- basic..........                            $0.88
  Net income per common share -- diluted........                            $0.84
  Book value....................................                            $4.55

                                                                                           3 MONTHS ENDED
                                                                                            JUNE 30, 1998
                                                  FISCAL YEAR ENDED                       -----------------
                                                   MARCH 31, 1998
                                                  -----------------
SUMMA FOUR HISTORICAL PER COMMON SHARE:
  Net income (loss) per common share -- basic...       $(0.48)                                  $0.40
  Net income (loss) per common
     share -- diluted...........................       $(0.48)                                  $0.39
  Book value....................................       $ 7.56                                   $7.94

                                                                      FISCAL YEAR ENDED
                                                                        JULY 25, 1998
                                                                      -----------------
PRO FORMA COMBINED NET INCOME PER SHARE(1)(2):
Per Cisco common share -- basic.................                            $0.88
Per Cisco common share -- diluted...............                            $0.84
Equivalent per Summa Four share -- basic........                            $0.24
Equivalent per Summa Four share -- diluted......                            $0.23

                                                                            AS OF
                                                                        JULY 25, 1998
                                                                      -----------------
PRO FORMA COMBINED BOOK VALUE PER SHARE(2)(3):
Per Cisco share.................................                            $4.57
Equivalent per Summa Four share.................                            $1.23

---------------
(1) The pro forma combined information per Cisco share combines financial information of Cisco for the fiscal year ended July 25, 1998 with the financial information of Summa Four for the twelve months ended June 30, 1998.

(2) The unaudited equivalent Summa Four pro forma per share amounts are calculated by multiplying the Cisco combined pro forma per share amounts by the Exchange Ratio.

(3) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                                  RISK FACTORS

     The following risk factors should be considered by holders of Summa Four Common Stock in evaluating whether to approve the Reorganization Agreement and the consummation of the Merger and thereby become holders of Cisco Common Stock. These factors should be considered in conjunction with the other information contained in this Proxy Statement/Prospectus, the Appendices and Exhibits hereto and the documents incorporated by reference herein.

FINANCIAL RISK MANAGEMENT

     As a global concern, Cisco faces exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and could have a material adverse impact on Cisco's financial results. Historically, Cisco's primary exposures related to nondollar-denominated sales in Japan, Canada, and Australia and nondollar-denominated operating expenses in Europe, Latin America, and Asia where it sells primarily in U.S. dollars. The introduction of the Euro as a common currency for members of the European Monetary Union is scheduled to take place in fiscal year 1999. Cisco has not determined what impact, if any, the Euro will have on foreign exchange exposure. Cisco is prepared to hedge against fluctuations in the Euro if this exposure becomes material. At the present time, Cisco hedges only those currency exposures associated with certain assets and liabilities denominated in nonfunctional currencies and does not generally hedge anticipated foreign currency cash flows. The hedging activity undertaken by Cisco is intended to offset the impact of currency fluctuations on certain nonfunctional currency assets and liabilities. The success of this activity depends upon forecasts of transaction activity denominated in various currencies, primarily the Japanese yen, Canadian dollar, Australian dollar, and certain European currencies. To the extent that these forecasts are over- or understated during periods of currency volatility, Cisco could experience unanticipated currency gains or losses.

     Cisco is experiencing a greater proportion of its sales activity through its partners in two-tier distributor channels. These customers are generally given privileges to return inventory, receive credits for changes in the Cisco's selling prices, and participate in cooperative marketing programs. Cisco maintains appropriate reserves and allowances for such exposures. However, such partners tend to have access to more limited financial resources than other resellers and end-user customers and therefore represent potential sources of increased credit risk. Additionally, Cisco is experiencing increased demands for customer financing and leasing solutions. Cisco also continues to monitor increased credit exposures because of the weakened financial conditions in Asia and the impact that such conditions may have on the worldwide economy. Although Cisco has not experienced significant losses due to customers failing to meet their obligations to date, such losses, if incurred, could have a material adverse impact on Cisco's business, operating results, and financial position.

     Cisco maintains investment portfolio holdings of various issuers, types, and maturities. These securities are generally classified as available for sale, and consequently, are recorded on the balance sheet at fair value with unrealized gains or losses reported as a separate component of shareholders' equity, net of tax. Part of this portfolio includes minority equity investments in several publicly-traded companies, the value of which are subject to market price volatility. Cisco also has certain real estate lease commitments with payments tied to short-term interest rates. At any time, a sharp rise in interest rates could have a material adverse impact on the fair value of Cisco's investment portfolio while increasing the costs associated with its lease commitments. Conversely, declines in interest rates could have a material impact on interest earnings for Cisco's investment portfolio. Cisco does not currently hedge these interest rate exposures. Readers are referred to pages 24 and 25 of Cisco's 1998 Annual Report to Shareholders for further discussion of Cisco's interest rate exposures.

POTENTIAL VOLATILITY IN OPERATING RESULTS

     Cisco expects that in the future, its net sales may grow at a slower rate than was experienced in previous periods, and that on a quarter-to-quarter basis, Cisco's growth in net sales may be significantly lower than its historical quarterly growth rate. As a consequence, operating results for a particular quarter are extremely difficult to predict. Cisco's ability to meet financial expectations could be hampered if the nonlinear sales pattern seen in past quarters continues in future periods. Cisco generally has had one quarter of the fiscal year when backlog has been reduced. Although such reductions have not occurred consistently in recent years, they are difficult to predict and may occur in the future. In addition, in response to customer demand, Cisco continues to attempt to reduce its product manufacturing lead times, which may result in corresponding reductions in order backlog. A decline in backlog levels could result in more variability and less predictability in Cisco's quarter-to-quarter net sales and operating results going forward. On the other hand, for certain products, lead times are longer than Cisco's goal. If Cisco cannot reduce manufacturing lead times for such products, Cisco's customers may cancel orders or not place further orders if shorter lead times are available from other manufacturers, thus creating additional variability.

     As a result of recent unfavorable economic conditions, sales to certain countries in Asia and the Pacific Rim have declined as a percentage of Cisco's total revenue. If the economic conditions in these markets worsen, or if these unfavorable conditions result in a wider regional or global economic slowdown, this decline may have a material adverse impact on Cisco's business, operations and financial condition.

     Many computer systems were not designed to handle any dates beyond the year 1999, and therefore computer hardware and software will need to be modified prior to the Year 2000 in order to remain functional. Cisco is concerned that many enterprises will be devoting a substantial portion of their information systems spending to resolving this upcoming Year 2000 problem. This expense may result in spending being diverted from networking solutions in the near future. Cisco is still assessing the impact of the Year 2000 issue on its products and internal information systems and has begun, and in many cases completed, corrective efforts in these areas. Cisco does not anticipate that addressing the Year 2000 problem for its internal information systems and current and future products will have a material impact on its operations or financial results. However, there can be no assurance that these costs will not be greater than anticipated, or that corrective actions undertaken will be completed before any Year 2000 problems could occur. The Year 2000 issue could lower demand for Cisco's products while increasing Cisco's costs. These combining factors, while not quantified, could have a material adverse impact on Cisco's financial results.

     Cisco has certain key relationships with suppliers. If these suppliers fail to adequately address the Year 2000 issue for the products they provide to Cisco, this could have a material adverse impact on Cisco's operations and financial results. Cisco is still assessing the effect the Year 2000 issue will have on its suppliers and, at this time, cannot determine the impact it will have. Contingency plans will be developed if it appears Cisco or its key suppliers will not be Year 2000 compliant, and such noncompliance is expected to have a material adverse impact on Cisco.

     Cisco also expects that gross margins may be adversely affected by increases in material or labor costs, heightened price competition, and changes in channels of distribution or in the mix of products sold. For example, Cisco believes that gross margins may decline over time, because the markets for lower-margin access products targeted toward small to medium-sized customers have continued to grow at a faster rate than the markets for Cisco's higher-margin router and high-performance switching products targeted toward enterprise and service provider customers. Cisco has recently introduced new products, and several additional new products are scheduled to be released in the near future. If warranty costs associated with these new products are greater than Cisco has experienced historically, gross margins may be adversely affected. Cisco's gross margins may also be impacted by geographic mix, as well as the mix of configurations within each product group. Cisco continues to expand into third-party or indirect distribution channels, which generally results in lower gross margins. In addition, increasing third-party and indirect distribution channels generally results in greater difficulty in forecasting the mix of Cisco's products, and to a certain degree, the timing of its orders.

     Cisco also expects that its operating margins may decrease as it continues to hire additional personnel and increases other operating expenses to support its business. Cisco plans its operating expense levels based primarily on forecasted revenue levels. Because these expenses are relatively fixed in the short term, a shortfall in revenue could lead to operating results being below expectations.

     The results of operations for 1998 are not necessarily indicative of results to be expected in future periods, and the Company's operating results may be subject to quarterly fluctuations as a result of several factors. These factors include the integration of people, operations, and products from acquired businesses and technologies; increased competition in the networking industry; the overall trend toward industry consolidation; the introduction and marked acceptance of new technologies and standards, including switch routers; Gigabit Ethernet switching, Tag Switching (currently also known as multiprotocol label switching [MPLS]), and voice, video and data capabilities; variations in sales channels, product costs, or mix of products sold; the timing of orders and manufacturing lead times; and changes in general economic conditions, any of which could have a material adverse impact on operations and financial results.

ACQUISITIONS

     The end-to-end strategy pursued by Cisco requires a wide variety of technologies, products and capabilities. Additionally, the pace of change in the industry is very rapid. The combination of complexity and rapid change make it difficult for one company, no matter how large, to develop all technological solutions alone. Acquisitions, investments and alliances are tools used by Cisco to fill gaps in its offerings and enable it to deliver complete solutions to its customers and prospects in target markets. Satisfying customers' networking needs requires a constant monitoring of market and technology trends, plus an ability to act quickly. Cisco has a four-part approach to satisfy the need for new or enhanced networking products and solutions. In order of preference, this approach is to: develop new technologies and products internally; enter into joint-development efforts with other companies; resell another company's product; and acquire all or part of another company. Acquisitions involve numerous risks, including difficulties in integration of the operations, technologies, and products of the acquired companies; the risk of diverting management's attention from normal daily operations of the business; risks of entering markets in which Cisco has no or limited direct prior experience and where competitors in such markets have stronger market positions; and the potential loss of key employees of the acquired company. Cisco must also maintain its ability to manage any such growth effectively. Failure to manage growth effectively and successfully integrate acquisitions made by Cisco could materially adversely affect Cisco's business and operating results.

     Since 1993, Cisco has acquired a number of companies. Cisco expects to make future acquisitions where it believes that it can acquire new products and channels of distribution or otherwise rapidly enter new or emerging markets. Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that Cisco's previous or future acquisitions will be successful and will not adversely affect Cisco's financial condition or results of operations.

COMPETITION

     Cisco competes in the telecommunications equipment market, providing solutions for transporting data, voice and video traffic across intranets, extranets, and the Internet. The market is characterized by rapid growth, converging technologies, and a conversion to new solutions that offer superior advantages. These market factors represent both an opportunity and a competitive threat to Cisco. Cisco competes with numerous vendors in each product category. Cisco expects that the overall number of competitors providing niche product solutions will increase due to the market's attractive growth. On the other hand, the Company expects the number of vendors supplying end-to-end telecommunications solutions will decrease, due to the rapid pace of acquisitions in the industry. Ultimately the Company believes only a few larger suppliers of end-to-end telecommunication equipment solutions will become its primary competitors.

     Cisco's competitors include Lucent, Nortel, Ericsson, 3Com, Ascend, Cabletron, Fore and IBM. Some of the Company's competitors compete across many of Cisco's product lines, while others do not offer as wide a breadth of solutions. Several of the Company's current and potential competitors have greater financial, marketing and technical resources than the Company.

     The principal competitive factors in the markets in which Cisco presently competes and may compete in the future are: price; performance; the ability to provide end-to-end solutions and support; conformance to standards; the ability to provide added value features such as security, reliability, and investment protection; and market presence.

     Cisco also faces competition from customers it licenses technology to and suppliers from whom it transfers technology. Networking's inherent nature requires interoperability. As such, Cisco must cooperate, and at the same time compete, with these companies. Cisco's inability to effectively manage these complicated relationships with customers and suppliers could have a material adverse effect on Cisco's business, operating results, and financial condition.

PATENTS, INTELLECTUAL PROPERTY AND LICENSING

     Cisco's success is dependent upon its proprietary technology. Cisco generally relies upon patents, copyrights, trademarks and trade secret laws to establish and maintain its proprietary rights in its technology and products. Cisco has a program to file applications for and obtain patents in the United States and in selected foreign countries where a potential market for Cisco's products exists. Cisco has been issued a number of patents; other patent applications are currently pending. There can be no assurance that any of these patents will not be challenged, invalidated or circumvented, or that any rights granted thereunder will provide competitive advantages to Cisco. In addition, there can be no assurance that patents will be issued from pending applications, or that claims allowed on any future patents will be sufficiently broad to protect Cisco's technology. In addition, the laws of some foreign countries may not permit the protection of Cisco's proprietary rights to the same extent as do the laws of the United States. Although Cisco believes the protection afforded by its patents, patent applications, copyrights and trademarks has value, the rapidly changing technology in the networking industry makes Cisco's future success dependent primarily on the innovative skills, technological expertise and management abilities of its employees rather than on patent, copyright and trademark protection.

     Many of Cisco's products are designed to include software or other intellectual property licensed from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of its products, Cisco believes that based upon past experience and standard industry practice, such licenses generally could be obtained on commercially reasonable terms. Because of the existence of a large number of patents in the networking field and the rapid rate of issuance of new patents, it is not economically practical to determine in advance whether a product or any of its components infringe patent rights of others. From time to time, Cisco receives notices from or is sued by third parties regarding patent claims. If infringement is alleged, Cisco believes that, based upon industry practice, any necessary license or rights under such patents may be obtained on terms that would not have a material adverse effect on Cisco's business, operating results and financial condition. Nevertheless, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all, or that Cisco would prevail in any such challenge. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation could have a material adverse effect on Cisco's business, operating results and financial condition.

REGULATION OF THE INTERNET

     There are currently few laws or regulations that apply directly to access or commerce on the Internet. Cisco could be materially adversely affected by proposed regulation on voice over the Internet, encryption technology and access charges for Internet service providers, as well as the continuing deregulation of the telecommunication industry. The adoption of such measures could decrease demand for Cisco's products, and at the same time increase Cisco's cost of selling its products. Changes in laws or regulations governing the Internet and Internet commerce could have a material adverse effect on Cisco's business, operating results and financial condition.

DEPENDENCE ON NEW PRODUCT DEVELOPMENT

     The markets for the Company's products are characterized by rapidly changing technology, evolving industry standards, frequent new product introductions, and evolving methods of building and operating networks. There can be no assurance that the Company will successfully identify new product opportunities and develop and bring new products to market in a timely manner, or that products and technologies developed by others will not render the Company's products or technologies obsolete or noncompetitive.

ENTERING NEW OR DEVELOPING MARKETS

     As Cisco focuses on new market opportunities, such as transporting data, voice and video traffic across the same network, it will increasingly compete with a number of large telecommunications equipment suppliers, such as Lucent, Ericsson, and Nortel, among others, and well funded start-up companies. Many of these companies have substantially greater financial, marketing and technical resources than Cisco. If Cisco cannot successfully compete with these and other potential competitors, it could have a material adverse effect on Cisco's business, operating results and financial condition. Additionally, as customers in these markets complete infrastructure deployment, they may require greater levels of service, support and financing than Cisco has experienced in the past. There can be no assurance that Cisco can provide products, service, support and financing to effectively compete for these market opportunities. Further, provision of greater levels of services by Cisco may result in less favorable revenue recognition treatment than has historically been experienced.

AVAILABILITY OF PRODUCT

     Cisco's growth and ability to meet customer demands also depend in part on its ability to obtain timely deliveries of parts from its suppliers. Cisco has experienced component shortages in the past that have adversely affected its operations. Although the Company works closely with its suppliers to avoid these types of shortages, there can be no assurances that Cisco will not encounter these problems in the future.

NATURAL DISASTERS

     Cisco's corporate headquarters, including most of its research and development operations and its manufacturing facilities, are located in the Silicon Valley area of Northern California, a region known for seismic activity. Additionally, one of Cisco's manufacturing facilities is located near a river that has experienced flooding in the past. A significant natural disaster, such as an earthquake or a flood, could have a material adverse impact on Cisco's business, financial condition and operating results.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

     Cisco's operating results have in the past been, and may continue to be, subject to quarterly fluctuations as a result of a number of factors. These factors include: the introduction and market acceptance of new technologies, including Gigabit Switch Routing and Tag Switching (currently known as multiprotocol label switching [MPLS]); the timing of orders and manufacturing lead times; variations in sales channels, product costs or mix of products sold; increased competition in the networking industry; the overall trend toward industry consolidation; the integration of people, operations and products from acquired businesses and technologies; and changes in general economic conditions and specific economic conditions in the computer and networking industries, any of which could have a material adverse impact on operations and financial results. For example, Cisco from time to time has made acquisitions that result in purchased research and development expenses being charged in an individual quarter. These charges may occur in any particular quarter resulting in variability in Cisco's quarterly earnings. Additionally, the dollar amounts of large orders for Cisco's products have been increasing, and therefore the operating results for a quarter could be materially adversely affected if a number of large orders are either not received or are delayed, due for example, to cancellations, delays or deferrals by customers.

DEPENDENCE ON NEW PRODUCT DEVELOPMENT; RAPID TECHNOLOGICAL AND MARKET CHANGE

     Cisco's operating results will depend to a significant extent on its ability to reduce the costs to produce existing products. In particular, Cisco broadened its product line by introducing network access products. Sales of these products, which are generally lower priced and carry lower margins than Cisco's core products, have increased more rapidly than sales of Cisco's core products. The success of these and other new products is dependent on several factors, including proper new product definition, product cost, timely completion and introduction of new products, differentiation of new products from those of Cisco's competitors and market acceptance of these products. Cisco has addressed the need to develop new products through its internal development effort, joint development with other companies and acquisitions. There can be no assurance that Cisco will successfully identify new product opportunities, develop and bring new products to market in a timely manner, and achieve market acceptance of its products or that products and technologies developed by others will not render Cisco's products or technologies obsolete or noncompetitive.

STRATEGIC ALLIANCES

     Cisco has a number of strategic alliances with companies including Microsoft, Hewlett-Packard, EDS, and Sprint, among others. These arrangements are generally limited to specific projects, the goal of which is generally to facilitate product compatibility and adoption of industry standards. If successful, these relationships will be mutually beneficial and result in industry growth. However, these alliances carry an element of risk because, in most cases, Cisco must compete in some business areas with a company with which it has strategic alliances and, at the same time, cooperate with such company in other business areas. Also, if these companies fail to perform, or if these relationships fail to materialize as expected, Cisco could suffer delays in product development or other operational difficulties.

INDUSTRY CONSOLIDATION

     There has been a trend toward industry consolidation for several years, which has continued during fiscal 1998. In September 1998, Northern Telecom completed its acquisition of Bay Networks. In fiscal 1997, 3Com completed its acquisition of U.S. Robotics; and Ascend Communications, Inc. completed its acquisition of Cascade Communications Corporation. Cisco expects this trend toward industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. Cisco believes that industry consolidation may provide stronger competitors that are better able to compete as sole-source vendors for customers. This could lead to more variability in operating results as Cisco competes to be a single vendor solution and could have a material adverse effect on Cisco's business, operating results and financial condition.

ORGANIZATIONAL CHANGES

     Cisco has realigned its business around three key customer groups or lines of business. Cisco believes this realignment of resources enables it to better meet the needs of its customers. There are risks inherent in any business realignment or reorganization, and Cisco can give no assurance that these organizational changes will meet their intended objectives.

VARIABILITY IN SERVICE PROVIDER SALES

     Although sales to the service provider market have continued to grow, this market is characterized by large, and often sporadic purchases. Sales activity in this industry depends upon the stage of completion of expanding network infrastructures, the availability of funding, and the extent that service providers are affected by regulatory and business conditions in the country of operations. A decline or delay in sales orders from this industry could have a material adverse effect on Cisco's business, operating results and financial condition.

MANUFACTURING RISKS

     Although Cisco generally uses standard parts and components for its products, certain components are presently available only from a single source or limited sources. A reduction or interruption in supply or a significant increase in the price of one or more components would adversely affect Cisco's business, operating results and financial condition and could damage customer relationships.

CHANGES IN TELECOMMUNICATIONS LAWS AND TARIFFS

     Changes in domestic and international telecommunication requirements could affect Cisco's sales of its products. In particular, Cisco believes it is possible that there may be significant changes in domestic telecommunications regulations in the near future that could slow the expansion of the service providers' network infrastructures and adversely affect Cisco's business, operating results and financial condition. Future changes in tariffs by regulatory agencies or application of tariff requirements to currently untariffed services could affect the sales of Cisco's products for certain classes of customers. Additionally, in the U.S. Cisco's products must comply with various Federal Communication Commission requirements and regulations. In countries outside of the U.S., Cisco's products must meet various requirements of local telecommunications authorities. Changes in tariffs, or failure by Cisco to obtain timely approval of products could have a material adverse effect on Cisco's business, operating results and financial condition.

INTERNATIONAL OPERATIONS

     Cisco conducts business globally. Accordingly, Cisco's future results could be adversely affected by a variety of uncontrollable and changing factors including foreign currency exchange rates; regulatory, political or economic conditions in a specific country or region; trade protection measures and other regulatory requirements; government spending patterns; and natural disasters, among other factors. In fiscal 1998, Cisco experienced slower sales growth in Japan, as well as in certain other parts of Asia. Any or all of these factors could have a material adverse impact on Cisco's future international business in these or other countries.

RISKS ASSOCIATED WITH INTERNET INFRASTRUCTURE

     Cisco's management believes that there will be performance problems with Internet communications in the future which could receive a high degree of publicity and visibility. As Cisco is a large supplier of equipment for the Internet infrastructure, customers' perceptions of Cisco's products and the marketplace's perception of Cisco as a supplier of networking products, may be materially adversely affected, regardless of whether or not these problems are due to the performance of Cisco's products. Such an event could also result in a material adverse effect on the market price of Cisco's Common Stock and could materially adversely affect Cisco's business, operating results and financial condition.

VOLATILITY OF STOCK PRICE

     Cisco's Common Stock has experienced substantial price volatility, particularly as a result of variations between Cisco's actual or anticipated financial results and the published expectations of analysts and as a result of announcements by Cisco and its competitors. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies in particular and that have often been unrelated to the operating performance of these companies. These factors, as well as general economic and political conditions, may adversely affect the market price of Cisco's Common Stock in the future.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


     The Special Meeting will be held on November 4, 1998 at 10:00 a.m., local time, at Summa Four's facilities located at 25 Sundial Avenue, Manchester, New Hampshire.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders of Summa Four will be asked to consider and vote upon proposals (i) to approve and adopt the Reorganization Agreement and to approve the consummation of the Merger and (ii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

RECORD DATE AND SHARES ENTITLED TO VOTE

     Only holders of record of Summa Four Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 5,822,460 shares of Summa Four Common Stock outstanding and entitled to vote, held of record by 73 stockholders (although Summa Four has been informed that there are in excess of 5,000 beneficial owners). A majority, or 2,911,231 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each Summa Four stockholder is entitled to one vote for each share of Summa Four Common Stock held as of the Record Date.

VOTING OF PROXIES

     The Summa Four proxy accompanying this Proxy Statement/Prospectus is solicited on behalf of the Summa Four Board of Directors for use at the Special Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Summa Four. All properly executed proxies received by Summa Four prior to the vote at the Special Meeting, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Reorganization Agreement and the consummation of the Merger. Summa Four's Board of Directors does not presently intend to bring any other business before the Special Meeting and, so far as is known to Summa Four's Board of Directors, no other matters are to be brought before the Special Meeting. As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. A Summa Four stockholder who has given a proxy (other than an irrevocable proxy delivered pursuant to a Voting Agreement referred to in "The Merger and Related Transactions -- Related Agreements -- Voting Agreements") may revoke it at any time before it is exercised at the Special Meeting by (i) delivering to the Secretary of Summa Four a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person.

VOTE REQUIRED

     Approval of the Reorganization Agreement and the consummation of the Merger by Summa Four's stockholders is required by the Delaware General Corporation Law. Such approval requires the affirmative vote of the holders of a majority of the shares of Summa Four Common Stock outstanding and entitled to vote at the Special Meeting. Certain stockholders of Summa Four have entered into Voting Agreements and have delivered irrevocable proxies obligating them to vote in favor of the Reorganization Agreement and the consummation of the Merger. As of the Record Date, such stockholders, constituting all executive officers and directors of Summa Four and their affiliates, as a group beneficially owned 242,914 shares (exclusive of any shares issuable upon the exercise of options) of Summa Four Common Stock (constituting approximately 4.2% of the shares of Summa Four Common Stock outstanding as of the Record Date). As of the Record

Date and the date of this Proxy Statement/Prospectus, Cisco owns no shares of Summa Four Common Stock. See "The Merger and Related Transactions -- Related Agreements -- Voting Agreements."

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The required quorum for the transaction of business at the Special Meeting is a majority of the shares of Summa Four Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Because approval of the Reorganization Agreement and the consummation of the Merger requires the affirmative vote of a majority of the outstanding shares of Summa Four Common Stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes against the Reorganization Agreement and the consummation of the Merger. THE ACTIONS PROPOSED IN THIS PROXY STATEMENT/PROSPECTUS ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, ALL BENEFICIAL OWNERS OF SUMMA FOUR COMMON STOCK ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTES.

SOLICITATION OF PROXIES AND EXPENSES

     Cisco and Summa Four will share the cost of solicitation of proxies from its stockholders, by Corporate Investor Communications, Inc., estimated to be $6,000.00 plus reasonable out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of Summa Four may solicit proxies from stockholders by telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Summa Four will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Summa Four Common Stock and to request authority for the exercise of proxies. In such cases, Summa Four, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

BOARD RECOMMENDATION

     THE SUMMA FOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTERESTS OF, SUMMA FOUR AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE HOLDERS OF SUMMA FOUR COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE CONSUMMATION OF THE MERGER. In considering such recommendation, Summa Four stockholders should be aware that Cisco has agreed to provide certain employment, severance and indemnification arrangements to certain directors and officers of Summa Four. See "The Merger and Related Transactions -- Related Agreements -- Employment and Non-Competition Agreements" and "-- The Reorganization Agreement -- Indemnification and Insurance."

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF SUMMA FOUR. ACCORDINGLY, SUMMA FOUR STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                     STOCKHOLDERS SHOULD NOT SEND ANY STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS.

                      THE MERGER AND RELATED TRANSACTIONS

GENERAL

     The Reorganization Agreement provides for the merger of a newly formed, wholly-owned subsidiary of Cisco with and into Summa Four, with Summa Four to be the surviving corporation of the Merger and thus to become a wholly-owned subsidiary of Cisco. The discussion in this Proxy Statement/Prospectus of the Merger and the description of the principal terms and conditions of the Reorganization Agreement are subject to and qualified in their entirety by reference to the Reorganization Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated herein by reference. You are urged to read the Reorganization Agreement in its entirety.

CONVERSION OF SHARES

     Upon the consummation of the Merger each share of Summa Four Common Stock together with the corresponding Right, as defined in the Rights Agreement dated as of February 22, 1995 between Summa Four and State Street Bank and Trust Company will be converted, without any action on the part of the holder thereof, into the right to receive 0.268491 shares of Cisco Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Cisco Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the close of the Merger (the "Cisco Market Price") is less than $58.67, the Exchange Ratio shall be equal to $15.75 divided by the Cisco Market Price but in no event greater than 0.2953395 shares of Cisco Common Stock, and (ii) in the event the Cisco Market Price is more than $71.70, the Exchange Ratio shall be equal to $19.25 divided by the Cisco Market Price but in no event less than 0.241641 shares of Cisco Common Stock. Each share of Cisco Common Stock to be issued shall include a corresponding right to purchase shares of Cisco Series A Junior Participating Preferred Stock, no par value, pursuant to the Cisco Rights Agreement dated as of June 10, 1998 between Cisco and Bank Boston, N.A. No fractional shares of Cisco Common Stock will be issued in the Merger. Instead, each Summa Four stockholder who would otherwise be entitled to receive a fraction of a share of Cisco Common Stock will receive an amount of cash equal to the Cisco Market Price multiplied by the fraction of a share of Cisco Common Stock to which the stockholder would otherwise be entitled. Based upon the capitalization of Summa Four and Cisco as of the date of the Reorganization Agreement and the Exchange Ratio, the stockholders of Summa Four will own Cisco Common Stock representing approximately 0.1% of the Cisco Common Stock outstanding immediately after consummation of the Merger.

CONVERSION OF OPTIONS

     Upon consummation of the Merger, each then outstanding Summa Four Option will be assumed by Cisco and will automatically be converted into an option to purchase a number of shares of Cisco Common Stock determined by multiplying the number of shares of Summa Four Common Stock subject to the Summa Four Option by the Exchange Ratio, at an exercise price per share equal to the exercise price per share of the Summa Four Option at the time of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent. To avoid fractional shares, the number of shares of Cisco Common Stock subject to an assumed Summa Four Option will be rounded down to the nearest whole share. The other terms of the Summa Four Options, including vesting schedules, will remain unchanged. Cisco will file a Registration Statement on Form S-8 with the Commission with respect to the shares of Cisco Common Stock issuable upon exercise of the assumed Summa Four Options.

     As of the Record Date, 894,222 shares of Summa Four Common Stock were subject to outstanding Summa Four Options. Upon the assumption of such options by Cisco upon consummation of the Merger, based on the Exchange Ratio, approximately 240,091 shares of Cisco Common Stock will be subject to such options.

EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time, a letter of transmittal with instructions will be mailed to each Summa Four stockholder for use in exchanging Summa Four Common Stock certificates for Cisco Common Stock certificates. Upon surrender of a Summa Four Common Stock certificate for cancellation to the exchange agent in connection with the Merger, The First National Bank of Boston, or to such other agent or agents as may be appointed by Cisco, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Cisco Common Stock equal to the Exchange Ratio multiplied by the number of shares subject to the Summa Four Common Stock certificate being exchanged. No fraction of a share of Cisco Common Stock will be issued, but in lieu thereof each holder of shares of Summa Four Common Stock who would otherwise be entitled to a fraction of a share of Cisco Common Stock (after aggregating all fractional shares of Cisco Common Stock to be received by such holder) will receive from Cisco an amount of cash, rounded up to the nearest whole cent, equal to the product of (i) such fraction, multiplied by (ii) the Cisco Market Price.

     Immediately after the Effective Time, each outstanding Summa Four Common Stock certificate will be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Cisco Common Stock into which such shares of Summa Four Common Stock shall have been so converted as a result of the Merger and the right to receive an amount in cash in lieu of the issuance of any fractional shares. No dividends or other distributions with respect to Cisco Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Summa Four Common Stock certificate with respect to the shares of Cisco Common Stock represented thereby until the holder of record of such certificate surrenders such certificate. Subject to applicable law, following surrender of any such certificate, there will be paid to the record holder of the certificates representing whole shares of Cisco Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Cisco Common Stock.

     If any certificate for shares of Cisco Common Stock is to be issued in a name other than that in which the Summa Four Common Stock certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Summa Four Common Stock certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange have paid to Cisco or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Cisco Common Stock in any name other than that of the registered holder of the Summa Four Common Stock certificate surrendered, or established to the satisfaction of Cisco or any agent designated by it that such tax has been paid or is not payable.

           HOLDERS OF SUMMA FOUR COMMON STOCK CERTIFICATES SHOULD NOT
        SUBMIT THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED
         THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

NOTIFICATION REGARDING OPTIONS

     Following the Effective Time, Cisco will issue to each person who, immediately prior thereto was a holder of an outstanding Summa Four Option, a document evidencing the assumption of such option by Cisco. Such assumption will be automatic and no action will be required on the part of the option holder to convert such holder's Summa Four Option into an option to purchase shares of Cisco Common Stock.

BACKGROUND OF THE MERGER

     On May 26, 1998, Robert Degan, President and Chief Executive Officer of Summa Four and another member of Summa Four's senior management met in San Jose, California with Kevin J. Kennedy, Senior Vice President, Network-to-User Business Unit, Michael Volpi, Vice President, Business Development and other members of Cisco's senior management to discuss a possible strategic relationship between the two companies. Prior to that time, there had been several discussions between various marketing and technical representatives of Cisco and Summa Four to explore the prospect of Summa Four becoming an OEM supplier to Cisco. At the May 26th meeting, the parties also discussed a possible business combination. Engineering and manufacturing reviews with Cisco representatives were held at Summa Four on June 2, 1998. At a meeting of the Board of Directors of Summa Four on June 3, 1998, Mr. Degan reported on the May 26, 1998 meeting with representatives of Cisco.

     On June 17, 1998, Mr. Degan and other members of Summa Four senior management met with Mr. Kennedy, Mr. Volpi and other members of Cisco's senior management in Denver, Colorado. At that meeting Mr. Kennedy and Mr. Volpi indicated that Cisco was interested in a strategic business combination with Summa Four. The participants reviewed Summa Four's and Cisco's current businesses in greater detail, considered the strategic benefits that might result from a combination of the two companies and discussed how such a combination might best be implemented, but no specific transaction terms, price ranges or exchange ratios were discussed.

     At a meeting of the Summa Four Board on June 26, 1998, Mr. Degan reported on the June 17, 1998 meeting in Denver, and the Board was supportive of continuing with further discussions with Cisco. Thereafter, Summa Four's financial advisors participated in a number of telephone calls and meetings with members of Cisco's management to develop the specific terms of a possible strategic business combination. At a meeting of the Summa Four Board on July 8, 1998, Summa Four's financial advisors reported to the Board on the status of these discussions.

     From July 10 to July 27, 1998, representatives of the two companies and their respective technical, legal and financial advisors met to conduct due diligence and negotiate the definitive agreement providing for the merger. The Summa Four Board of Directors met on July 13 and July 20, 1998 to review the status of the negotiations. On July 20, 1998, the Summa Four Board formed a special committee (the "Special Committee"), comprised of all Summa Four Board members other than a director who is also a director and significant stockholder of Junction, Inc. ("Junction") to consider a proposal to enter into an agreement with Junction (the "Junction Agreement") whereby Summa Four would purchase Junction's 25% interest in Summation LLC (see "Interests of Certain Persons in the Merger" below). The Special Committee (together with Summa Four's financial and legal advisors) met on July 20 and 22, 1998 to review the terms of the Junction Agreement and, at the July 22 meeting, concluded, after consultation with Summa Four's financial advisor that the Junction Agreement was fair to the Summa Four stockholders. At meetings of the Summa Four Board held on July 26 and 27 the Summa Four Board, with the participation of Summa Four's financial and legal advisers (including delivery by Summa Four's financial advisers of their oral opinion, subsequently confirmed in writing, that the consideration to be received by Summa Four's stockholders was fair from a financial point of view), considered, and at the July 27 meeting approved and authorized, the Reorganization Agreement and the Stock Option Agreement between Summa Four and Cisco, and the transactions contemplated thereby.

     On the evening of July 27, 1998, following final approval by the Summa Four Board of Directors and the Cisco Board of Directors, the Reorganization Agreement was executed by both companies.

     On July 28, 1998, Summa Four and Cisco issued a joint press release announcing the Merger.

REASONS FOR THE MERGER

  Cisco's Reasons for the Merger

     Cisco's Board of Directors has identified several potential benefits of the Merger that it believes will contribute to the success of the Combined Company. These potential benefits include the ability to: (i) provide integrated voice and data solutions to Summa Four and Cisco customers; (ii) utilize Summa Four's existing application and integration partners to offer service providers value-added voice services in both traditional and packet-based voice networks;
(iii) increase sales of Summa Four's products by selling through Cisco's extensive channels of distribution; and (iv) add employees experienced with voice technologies.

     Additionally, in evaluating the proposed Merger, the Cisco Board of Directors considered the pro forma contribution of Summa Four to net income both historically and in the near term. Although based on such analyses the Cisco Board concluded that the Merger would not be accretive in the near term, for the strategic reasons set forth above, the Board determined that the Reorganization Agreement and the Merger were in the best interests of Cisco and its stockholders and that Cisco should proceed with the Reorganization Agreement and the Merger.

  Summa Four's Reasons for the Merger

     The Summa Four Board of Directors has unanimously approved the Reorganization Agreement and the Merger and has determined that the Merger is advisable and fair to, and in the best interests of, Summa Four and its stockholders. The Summa Four Board of Directors recommends that the holders of shares of Summa Four Common Stock vote FOR the approval and adoption of the Reorganization Agreement and the consummation of the Merger.

     The Summa Four Board of Directors' decision to approve the Reorganization Agreement and the consummation of the Merger was based primarily on the rapid expansion of the telecommunication industry in recent years, including the establishment of new wireline and wireless networks and the Internet. This expansion has created major new markets for Summa Four's switching products. The Board of Directors concluded that the best way for Summa Four to capitalize on these opportunities was to enter into a strategic combination with a much larger telecommunications company already well established in these new markets and with which Summa Four's products and technology would be synergistic. The Summa Four Board also believed that increasing competition in the expanding communications market would make it difficult for Summa Four to succeed as a relatively small independent company.

     The Summa Four Board of Directors identified a number of potential benefits for the Summa Four stockholders, employees and customers that would result from the merger with Cisco. These potential benefits include: (i) the ability of Summa Four to leverage Cisco's extensive distribution network to increase the sales of its products and to expand further Summa Four's own distribution base;
(ii) the financial strength of Cisco would enable the combined company to dedicate greater resources to both current and emerging product development efforts and to fund the future growth of its business; (iii) the potential synergy and compatibility between Summa Four and Cisco, based on their complementary product lines; and (iv) the opportunity for Summa Four, as part of the Combined Company, to compete more effectively in the increasingly competitive and rapidly changing industry.

     In light of the size and diversity of the marketplace and the competitive positions of both Cisco and Summa Four, the Summa Four Board of Directors has concluded that the Merger represents the best long-term strategy for Summa Four.

     In reaching its decision to approve the Reorganization Agreement and the consummation of the Merger and to recommend that the Summa Four stockholders vote to approve the Reorganization Agreement and the consummation of the Merger, the Summa Four Board of Directors also considered, in addition to other matters, the following factors: (i) information concerning Cisco's and Summa Four's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position; (ii) the financial condition, results of operations and businesses of Cisco and Summa Four before and after giving effect to the Merger; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Cisco Common Stock and Summa Four Common Stock; (iv) the consideration to be received by Summa Four stockholders in the Merger and the fact that the market value of Cisco Common Stock to be issued in exchange for each share of Summa Four Common Stock represented a significant premium over the recent price range of the Summa Four Common Stock (the Merger consideration represented a premium of approximately 40% over the closing sales price of $12.50 per share of Summa Four Common Stock on July 24, 1998, the last trading day prior to entering into the Reorganization Agreement); (v) a comparison of selected recent acquisition and merger transactions in the industry; (vi) the belief that the terms of the Reorganization Agreement, including the parties' mutual representations, warranties and covenants, are reasonable and the fact that the Reorganization Agreement did not contain any extraordinary closing conditions on Cisco's obligations; (vii) the ability of Summa Four to consider and negotiate other acquisition proposals and to terminate the Reorganization Agreement for a Superior Proposal, subject to the payment of a fee to Cisco; (viii) the fact that the Merger is expected to be tax-free for federal income tax purposes; (ix) the opinion of Dain Rauscher Wessels rendered at the July 27, 1998 meeting of the Summa Four Board of Directors that the consideration to be received by Summa Four stockholders pursuant to the Merger was fair to Summa Four stockholders from a financial point of view as of July 27, 1998; (x) the impact of the Merger upon Summa Four's customers and employees and (xi) reports from management and financial advisors as to the results of their due diligence investigation of Cisco.

     The Board of Directors of Summa Four also considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to, (i) the loss of control over the future operations of Summa Four following the Merger; (ii) the risk that the benefits sought to be achieved in the Merger will not be achieved and (iii) the other risks described above under "Risk Factors." The Board of Directors of Summa Four discussed with management the prospects for combinations with companies other than Cisco and the possibility that the benefits described above could be achieved through any such combination, as well as the risks and benefits of a stand-alone strategy.

     In view of the wide variety of factors considered by the Summa Four Board of Directors, the Summa Four Board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, the Board of Directors of Summa Four unanimously agreed that the Reorganization Agreement and the consummation of the Merger were fair to, and in the best interests of, Summa Four and its stockholders and that Summa Four should proceed with the Merger and the Reorganization Agreement.

OPERATIONS FOLLOWING THE MERGER

     Following the Merger, Summa Four will continue its operations as a wholly-owned subsidiary of Cisco. Upon consummation of the Merger, the members of Summa Four's Board of Directors will be John T. Chambers and Larry R. Carter. The membership of the Cisco Board of Directors will remain unchanged as a result of the Merger. The stockholders of Summa Four will become stockholders of Cisco, and their rights as stockholders will be governed by the Cisco Articles and the Cisco Bylaws and the laws of the State of California. See "Comparison of Rights of Stockholders of Cisco and Summa Four."

OPINION OF FINANCIAL ADVISOR TO SUMMA FOUR

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("DRW") was retained, pursuant to an engagement letter dated March 4, 1998 (the "DRW Engagement Letter"), to furnish an opinion as to the fairness, from a financial point of view, to Summa Four and the Summa Four stockholders of the consideration to be paid in the Merger.

     On July 27, 1998, DRW rendered its opinion (the "DRW Opinion") to the Summa Four Board of Directors that, as of such date and based on the procedures followed, factors considered and assumptions made by DRW and certain other limitations, all as set forth therein, the consideration proposed to be paid to the holders of Summa Four Common Stock upon completion of the Merger was fair from a financial point of view.

     THE FULL TEXT OF THE DRW OPINION TO THE SUMMA FOUR BOARD OF DIRECTORS DATED AS OF JULY 27, 1998 IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF THE DRW OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DRW OPINION. THE DRW OPINION WAS ADDRESSED TO THE SUMMA FOUR BOARD OF DIRECTORS FOR THE PURPOSES OF ITS EVALUATION OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SUMMA FOUR STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SUMMA FOUR MEETING.

     In connection with its review of the Merger, and in arriving at its opinion, DRW has: (i) reviewed and analyzed the financial terms of the Reorganization Agreement; (ii) reviewed and analyzed certain publicly available financial and other data with respect to Summa Four and Cisco and certain other historical relevant operating data relating to Summa Four and Cisco made available to DRW from published sources and from the internal records of Summa Four and Cisco; (iii) conducted discussions with members of the senior management of Summa Four with respect to the business and prospects of Summa Four; (iv) conducted discussions with members of the senior management of Cisco with respect to the business and prospects of Cisco; (v) reviewed the reported prices and trading activity for Cisco Common Stock and Summa Four Common Stock;
(vi) compared the financial performance of Cisco and Summa Four and the prices of Cisco Common Stock and Summa Four Common Stock with that of certain other comparable publicly traded companies and their securities; and (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions. In addition, DRW has conducted such other analyses and examinations and considered such other financial, economic and market criteria as it has deemed necessary in arriving at its opinion.

     The DRW Opinion applies only to the fairness, from a financial point of view, of the consideration to be paid to the Summa Four stockholders as provided by the terms of the Reorganization Agreement and should not be understood to be a recommendation by DRW to vote in favor of any matter presented in this Proxy Statement/Prospectus. Summa Four stockholders should note that the opinion expressed by DRW was provided solely for the information of the Summa Four Board in its evaluation of the Merger and was not prepared on behalf of, and was not intended to confer rights or remedies upon, Cisco, Summa Four or any stockholder of Summa Four or Cisco, or any persons other than the Summa Four Board. The Summa Four Board did not impose any limitations on the scope of the investigation of DRW with respect to rendering its opinion.

     DRW assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided by Summa Four and Cisco (including without limitation the financial statements and related notes of Summa Four and Cisco) and certain other publicly available information and did not independently verify such information. Additionally, DRW was not asked and did not consider the possible effects of any litigation, other legal claims or any other contingent matters. DRW did not perform any independent evaluation or appraisal of any of the respective assets or liabilities of Summa Four or Cisco, nor was DRW furnished with any such evaluations or appraisals. The DRW Opinion is based on the conditions as they existed and the information available to DRW on the date of the DRW Opinion. Events occurring after the date of the DRW Opinion may materially affect the assumptions used in preparing the DRW Opinion.

     The following is a summary of the financial analyses performed by DRW in connection with the delivery of the DRW Opinion and made available to the Summa Four Board:

     Comparable Company Analysis. DRW used a comparable company analysis to analyze Summa Four's operating performance relative to a group of publicly traded companies that DRW deemed for purposes of its analysis to be comparable to Summa Four. In such analysis, DRW compared the value to be achieved by the Summa Four stockholders in the Merger, expressed as a multiple of certain operating data, to the market trading values of the comparable companies expressed as a multiple of the same operating results. DRW compared multiples of selected financial data for Summa Four with those of the following publicly traded companies: Dialogic Corporation, Excel Switching Corporation, Natural MicroSystems Corporation and Tekelec, Inc. (collectively referred to as the "Comparable Companies"). Although such companies were considered comparable to Summa Four for the purpose of this analysis based on certain characteristics of their respective businesses, none of such companies possesses characteristics identical to those of Summa Four. DRW calculated the following valuation multiples based on an implied value of $17.50 per share of Summa Four Common Stock based on Cisco's closing price on July 24, 1998 and, as to the Comparable Companies, on market prices and other information available as of the same date. Multiples of future earnings were based on projected earnings as estimated publicly by First Call Consensus. The median price per share as a multiple of the indicated statistic for Summa Four as compared to those of the Comparable Companies was as follows: (a) projected calendar year 1999 earnings per share, 44.9x for Summa Four, compared to a median of 22.1x for the Comparable Companies. The median market capitalization as a multiple of each of the indicated statistics for Summa Four as compared to those of the Comparable Companies were as follows: (b) projected calendar year 1998 revenue, 2.6x for Summa Four, as compared to a median of 2.6x for the Comparable Companies; and (c) projected calendar year 1999 revenue, 2.2x for Summa Four, as compared to a median of 2.0x for the Comparable Companies. In each of the comparisons of the value to be achieved by the Summa Four stockholders in the Merger as compared to the median of the multiples of operating results realized by the stockholders of the Comparable Companies, the multiples of operating results achieved by the Summa Four stockholders was equal or superior to those realized by the Comparable Companies.

     Comparable Transactions. DRW compared multiples of selected financial data and other financial data relating to the Merger with multiples paid in, and other financial data from, selected mergers (the "Comparable Transactions") since 1996 of publicly traded companies in the technology industry with aggregate transaction values between $50 million and $500 million. The Comparable Transactions were selected primarily on the aggregate transaction value of the business acquired and the companies' involvement in the technology industry. DRW noted that none of the companies involved in these transactions had a business that was directly comparable to Summa Four. This analysis produced multiples of transaction value to latest 12-month revenues for the Comparable Transactions ranging from 0.2x to 68.4x, with a median of 2.9x, compared with 2.8x for Summa Four. The multiple of transaction value to latest 12-month net income for the Comparable Transactions ranged from 9.4x to 507.4x, for companies with net income, with a median of 18.7x, compared with 77.5x for Summa Four. DRW also compared the premium of the equity value per share over the Summa Four stock price four weeks and one day prior to the announcement of the transaction. The premiums of the equity value per share over the stock price of the Summa Four one day and one month prior to the announcement of the transaction ranged from-70.4% to 92.0% and-86.3% to 146.7%, with medians of 28.7% and 39.8% respectively. This was compared with one day and one month premiums of 40.0% and 59.1%, respectively for Summa Four. In each of the comparisons of the value to be achieved by the Summa Four stockholders in the Merger to the median of the multiples of operating results and premiums of the equity value per share over the stock price realized by the stockholders of the Comparable Transactions, the multiples of operating results and the premiums achieved by the Summa Four stockholders were comparable to those realized in the Comparable Transactions.

     Discounted Cash Flow Analysis. DRW estimated present values of Summa Four using a discounted cash flow analysis using projections of future operations based on information provided by Summa Four's management. DRW calculated present values of projected operating cash flows after net changes to working capital over the period between March 31, 1998 and March 31, 2002 using a discount rate of 23.1%. DRW calculated an approximate terminal value of Summa Four as of March 31, 1998 of 10.8x Summa Four's projected fiscal year 2002 operating income. DRW determined this multiple by analyzing the median multiple of operating income for the Comparable Transactions and applying this relationship to estimated future operating income as of fiscal year 2002. The terminal value was discounted to present value using the same discount rate as the cash flows. DRW calculated an implied valuation of Summa Four by adding the present value of the cash flows and the terminal value. The implied value of Summa Four based on this analysis was $110.3 million. DRW determined that, at the time of the DRW Opinion, the value of the consideration to be received by the Summa Four stockholders in the Merger of approximately $117.0 million was greater than the present value of Summa Four cash flows under the discounted cash flow valuation discussed above.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DRW believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. In arriving at its fairness determination, DRW considered the results of all such analyses. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the Merger consideration, DRW did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No company or transaction used in the above analyses as a comparison is identical to Summa Four or Cisco or the proposed Merger. The analyses were prepared solely for purposes of DRW providing its opinion as to the fairness of the Merger consideration pursuant to the Reorganization Agreement to Summa Four stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold.

Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, the DRW Opinion and presentation to the Summa Four Board was one of the many factors taken into consideration by the Summa Four Board in making its determination to approve the Reorganization Agreement.

     DRW is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations of corporations. DRW is familiar with Summa Four, having acted as a managing underwriter of the initial public offering of Summa Four Common Stock in September 1993. Summa Four selected DRW to render the fairness opinion based on DRW's familiarity with Summa Four, its knowledge of the technology industry and its experience in mergers and acquisitions and in securities valuation generally.

     In the ordinary course of business, DRW acts as a market maker and broker in the publicly traded securities of Summa Four and Cisco and receives customary compensation in connection therewith, and also provides research coverage of Summa Four and Cisco. In the ordinary course of business, DRW actively trades in the publicly traded securities of Summa Four and Cisco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities which positions, on occasion, may be material in size or relative to the volume of trading activity.

     Pursuant to the DRW Engagement Letter, Summa Four paid DRW a nonrefundable opinion fee (the "Opinion Fee") of $375,000 upon the rendering of the DRW Opinion; payment of the Opinion Fee to DRW is not contingent upon the closing of the Merger. In addition, pursuant to the DRW Engagement Letter, Summa Four has agreed to pay DRW, upon the closing of the Merger pursuant to the Reorganization Agreement, a transaction fee (the "Transaction Fee") of approximately $2,400,000. The Opinion Fee will be credited against the Transaction Fee. Payment of the Transaction Fee is contingent upon the closing of the Merger. Summa Four has also agreed to reimburse DRW for its reasonable out-of-pocket expenses and to indemnify DRW against certain liabilities relating to or arising out of services performed by DRW in connection with the Merger. The terms of the DRW Engagement Letter, which are customary for transactions of this nature, were negotiated at arm's length between Summa Four and DRW, and the Summa Four Board was aware of such fee arrangement at the time of its approval of the Reorganization Agreement.

RELATED AGREEMENTS

  Voting Agreements

     In connection with the Merger, certain stockholders of Summa Four have entered into Voting Agreements. The terms of the Voting Agreements provide (i) that such stockholders will not transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge (except in connection with a pre-existing loan transaction) or otherwise dispose of or encumber any shares of Summa Four Common Stock beneficially owned by them, or any new shares of such stock they may acquire, at any time prior to the Expiration Date (as defined below), and (ii) that such stockholders will vote all shares of Summa Four Common Stock beneficially owned by them in favor of the approval of the Reorganization Agreement and approval of the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Merger) between Summa Four and any person or entity other than Cisco. Such voting agreements are accompanied by irrevocable proxies whereby such stockholders provide to Cisco the right to vote their shares on the proposals relating to the Reorganization Agreement and the Merger at the Special Meeting and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Summa Four under the Reorganization Agreement or which would result in any of the conditions to Summa Four's obligations under the Reorganization Agreement not being fulfilled. Holders of approximately 4.2% (as of the Record Date, exclusive of any shares issuable upon the exercise of options held by such holders) of the shares of Summa Four Common Stock entitled to vote at the Special Meeting have entered into Voting Agreements and executed irrevocable proxies. The Voting Agreements and proxies shall terminate on the Expiration Date. As used herein, the term "Expiration Date" means the earlier to occur of
(i) such date and time as the Merger
shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) three months after the date of termination of the Reorganization Agreement unless Cisco terminates the Reorganization Agreement as a result of a material adverse change in Summa Four, then upon termination of the Reorganization Agreement.

Employment and Non-Competition Agreements


     Cisco has entered into employment and non-competition agreements with certain employees of Summa Four (including Robert A. Degan, John H. Shaw, Richard S. Swee, and Todd P. Hasselbeck), and with certain employees of Junction. The employment and non-competition agreements are contingent upon the occurrence of the closing of the Merger and will become effective upon the Effective Time. The terms of the employment agreements vary from one to two years from the Effective Time unless terminated earlier by either party for any reason, with or without cause, by giving written notice of such termination. If the employee's employment is terminated without cause or if the employee resigns from employment for good cause prior to the expiration of their employment agreement, then Cisco will continue to pay employee's base salary for a certain period as a severance payment. If the employee resigns without good cause or the employment is terminated for cause prior to the expiration of their employment agreement, then the employee will be paid all salary and benefits through the date of termination of employment, but nothing else.


     The employment and non-competition agreements require that the employee will not (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to routing, WAN switching (including ATM and Frame Relay switching), LAN switching (including Ethernet, Fast Ethernet and Gigabit Ethernet switching) (the "Business"), or be employed by certain competitive companies; (ii) induce or attempt to induce any person who at the time of such inducement is an employee of Cisco to perform work or services for any other person or entity or hire or attempt to hire any such person; (iii) permit the employee's name to be used in connection with a business which is competitive or substantially similar to the Business, in each case for a certain period after the Merger. There can be no assurance that such non-competition and non-solicitation provisions will be enforceable under applicable law.

     Cisco has agreed that, after the Effective Time, Cisco will indemnify each officer and director of Summa Four serving as such on the date of the Reorganization Agreement as provided in the Delaware General Corporation Law, the Summa Four Certificate and the Summa Four Bylaws, and existing indemnification agreements between Summa Four and such officers and directors.

  Stock Option Agreement

     Pursuant to the Stock Option Agreement, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference, Cisco was granted the right, under certain circumstances, to acquire up to 1,148,500 shares (the "Cisco Option") of authorized but unissued shares of Summa Four Common Stock (the "Summa Four Shares") (constituting approximately 19.9% of the outstanding shares of Summa Four Common Stock) at a price, payable in cash, of $17.50 per share (the "Exercise Price"). Pursuant to the terms of the Stock Option Agreement, the type and number of securities subject to the Cisco Option, and the price per share, shall be adjusted in the event of any change in Summa Four Common Stock by reason of certain events, including recapitalizations, combinations, exchange of shares or the like. The Stock Option Agreement could have the effect of making an acquisition of Summa Four by a third party more costly because of the need to acquire the Summa Four Shares in any such transaction.

     The Stock Option Agreement is exercisable by Cisco, in whole or in part, at any time or from time to time after the occurrence of an event occurs which would permit termination of the Reorganization Agreement and require payment to Cisco of the Termination Fee (up to $3,500,000) and out-of-pocket costs and expenses described in "The Merger and Related Transactions -- Fees and Expenses, Termination Fee and Termination Amendments, and Waivers." The Cisco Option will terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Reorganization Agreement pursuant to its terms (other than a termination in connection with which Cisco is entitled to the payment of the Termination Fee and out-of-pocket costs and expenses); (iii) 180 days following any termination of the Reorganization Agreement in connection with which Cisco is entitled to the payment of a Termination Fee and out-of-pocket costs and expenses (or, if at the expiration of such 180-day period, the Cisco Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal), or (iv) 12 months following the termination of the Reorganization Agreement in connection with which Cisco is entitled to a payment of the Termination Fee and out-of-pocket expenses (or, if at the expiration of such 12 month period, the Cisco Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the foregoing, the Cisco Option may not be exercised if Cisco is in material breach of any of its representations, warranties, covenants or agreements contained in the Stock Option Agreement or in the Reorganization Agreement.

     Under the terms of the Stock Option Agreement, at any time during which the Cisco Option is exercisable (the "Repurchase Period"), Cisco has the right to require Summa Four (or any successor entity thereof) to repurchase from Cisco all or any part of the Cisco Option, at the price set forth in subparagraph (a) below. Also, at any time during which the Cisco Option is exercisable, Cisco has the right to require Summa Four (or any successor entity thereof) to repurchase from Cisco, all or any part of the Summa Four Shares purchased by Cisco pursuant to the Cisco Option at the price set forth in subparagraph (b) below:

          (a) The difference between the "Market/Tender Offer Price" for shares of Summa Four Common Stock as of the date the Cisco gives notice (the "Notice Date") of its intent to exercise its rights (defined as the higher of (i) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Takeover Proposal (as defined in the Reorganization Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (ii) the average of the closing prices of shares of Summa Four Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Summa Four Shares purchasable pursuant to the Stock Option Agreement (or portion thereof with respect to which Cisco is exercising its rights under the Stock Option Agreement), but only if the Market/Tender Offer Price is greater than the Exercise Price.

          (b) The Exercise Price paid by Cisco for the Summa Four Shares acquired pursuant to the Stock Option Agreement plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of Summa Four Shares so purchased.

     Subsequent to the termination of the Reorganization Agreement, Cisco may by written notice ("Registration Notice") request Summa Four to register under the Securities Act all or any part of the shares of Summa Four Common Stock acquired pursuant to the Stock Option Agreement. Summa Four may, at its option, purchase these shares ("Registrable Shares") at their market price (the per share average of the closing sale price of Summa Four's Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Registration Notice) within ten (10) business days after the receipt of the Registration Notice. If Summa Four does not elect to exercise its option to purchase the Registrable Shares, it shall use its best efforts to register the unpurchased Registrable Shares; provided, however, (a) Cisco shall not be entitled to more than an aggregate of two effective registration statements and (b) Summa Four will not be required to file any such registration statement for a certain period of time when (i) Summa Four is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, after consultation with legal counsel to Summa Four, such information would have to be disclosed if a registration statement were filed at such time; (ii) Summa Four is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not then available for inclusion in such registration statement; or (iii) Summa Four determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Summa Four or any of its affiliates.

THE REORGANIZATION AGREEMENT

  Representations, Warranties and Covenants

     The Reorganization Agreement contains various representations and warranties of the parties, including representations by Cisco, Summa Four and Merger Sub as to their organization and capitalization, their authority to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby, the existence of certain liabilities and the absence of certain material undisclosed liabilities and changes in their businesses. Such representations and warranties will not survive consummation of the Merger.

     Under the terms of the Reorganization Agreement, for the period from the date of the Reorganization Agreement and continuing until the earlier of the termination of the Reorganization Agreement or the Effective Time, each of Summa Four and Cisco has agreed (except to the extent expressly contemplated by the Reorganization Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as conducted prior to execution of the Reorganization Agreement, to pay and to cause its subsidiaries to pay debts and taxes when due subject to good faith disputes over such debts or taxes and to pay or perform other obligations when due, and to use its reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Summa Four and Cisco has also agreed to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would have a material adverse effect on it and its subsidiaries. In addition, Summa Four has agreed that it will not, among other things, do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Cisco: (a) cause or permit any amendments to its Certificate of Incorporation, Bylaws or Summa Four Rights Agreement; (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries; (c) accelerate, amend or change the period of exercisability or vesting of options, warrants or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; (d) enter into any contract or commitment, other than in the ordinary course of business consistent with past practice, but in no event in an amount in excess of $100,000; (e) issue, deliver, sell, authorize or propose the issuance, delivery, sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of the Reorganization Agreement; provided, however, that Summa Four may, in the ordinary course of business consistent with past practice, grant options for the purchase of Summa Four Common Stock under its stock option plans (not to exceed an aggregate of 100,000 options to purchase shares of Summa Four Common Stock); (f) transfer to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice; (g) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights with respect to any of its products or technology; (h) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice; (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, (j) enter into any operating lease in excess of $100,000,
(k) pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in Summa Four's financial statements; (l) make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice; (m) materially reduce the amount of any material insurance coverage provided by existing insurance policies; (n) terminate or waive any right of substantial value, other than in the ordinary course; (o) adopt or amend any employee benefit or stock purchase or option plan (other than plans described in Summa Four's proxy statement for the annual meeting of its stockholders held on July 27, 1998, provided that no additional options are granted under any such plans other than the 1993 Director Stock Option Plan, as amended), or hire any new officer or hire any director level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees; (p) grant any severance or termination pay to any director or officer or to any other employee except payments made pursuant to standard written agreements outstanding on the date of the Reorganization Agreement; (q) commence a lawsuit other than (x) for the routine collection of bills, (y) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Cisco prior to the filing of such a suit, or (z) for a breach of the Reorganization Agreement;
(r) other than the Junction Agreement, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization; (s) other than in the ordinary course of business, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material tax return or any amendment to a material tax return enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; (t) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (u) take, or agree in writing or otherwise to take, any of the actions described in (a) through (t) above, or any action which would make any of its representations or warranties contained in the Reorganization Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants thereunder.

  No Solicitation of Transactions

     Summa Four has further agreed that Summa Four and its subsidiaries and the officers, directors, employees or other agents of Summa Four and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Summa Four or any of its subsidiaries to, or afford access to the properties, books or records of Summa Four or any of its subsidiaries to, any person that has advised Summa Four that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Summa Four's Board of Directors from taking and disclosing to Summa Four's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     Notwithstanding the foregoing, if an unsolicited written Takeover Proposal shall be received by the Summa Four Board of Directors, then, to the extent the Summa Four Board of Directors believes in good faith (after written advice from its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Summa Four's stockholders from a financial point of view than the Merger (a "Superior Proposal") and the Summa Four Board of Directors determines in good faith after advice from outside legal counsel that it is necessary for the Summa Four Board of Directors to comply with its fiduciary duties to stockholders under applicable law, Summa Four and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of the Reorganization Agreement provided that in each such event Summa Four is required to notify Cisco of such determination by the Summa Four Board of Directors and provide Cisco with a true and complete copy or summary of the Superior Proposal received from such third party, and with all documents containing or referring to non-public information of Summa Four that are supplied to such third party. Further, Summa Four has agreed that it shall not, and shall not permit any of its officers, directors, employees (acting on behalf of Summa Four) or other representatives to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Summa Four has provided Cisco with at least five (5) days prior notice thereof, has terminated the Reorganization Agreement and paid to Cisco all amounts payable to Cisco pursuant to the Reorganization Agreement, including the Termination Fee. Summa Four is required to promptly notify Cisco after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Summa Four or any of its subsidiaries or for access to the properties, books or records of Summa Four or any of its subsidiaries by any person that has advised Summa Four that it may be considering making, or that has made, a Takeover Proposal and to keep Cisco fully informed of the status and details of any such Takeover Proposal notice, and to provide Cisco with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of the Reorganization Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Summa Four or the acquisition of 20% or more of the outstanding shares of capital stock of Summa Four, or the sale or transfer of any material significant portion of the assets of Summa Four, other than the transactions contemplated by the Reorganization Agreement.

  Conditions to the Merger

     Each party's respective obligation to consummate and effect the Merger is subject to, among other things, the approval of the Reorganization Agreement and the Merger by the requisite vote of the stockholders of Summa Four, the Commission having declared the Proxy Statement/Prospectus effective, and the satisfaction prior to the Effective Time of the additional following conditions:
(a) the absence of any temporary restraining order, injunction or other legal action or regulatory restraint or prohibition preventing the consummation of the Merger or rendering the consummation of the Merger illegal, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentability, foreign or domestic, seeking any of the foregoing be pending; (b) all approvals, waivers and consents of any governmental entity necessary for the consummation of the transactions contemplated by the Reorganization Agreement shall have been obtained; (c) Cisco and Summa Four having received substantially identical written opinions of their respective counsel to the effect that, based upon certain representations and assumptions and subject to certain qualifications, the Merger will constitute a tax-free Reorganization; and (d) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Cisco Common Stock issuable in connection with the Merger;

     The obligations of Summa Four to effect the Merger are subject to, among other things, the satisfaction at or prior to the Effective Time of each of the following conditions, unless waived in writing by Summa Four: (a) the representations and warranties of Cisco and Merger Sub in the Reorganization Agreement shall be true and correct as of the Effective Time as though such representations and warranties were made on and as of such time, and Summa Four shall have received a certificate to such effect signed on behalf of Cisco by its President and Chief Financial Officer; (b) Cisco and Merger Sub shall have performed or complied in all material respects with all covenants, obligations, conditions and agreements required by them as of the Effective Time and Summa Four shall have received a certificate executed on behalf of Cisco by its President and Chief Financial Officer to such effect.

     The obligations of Cisco and Merger Sub to effect the Merger are subject to, among other things, the satisfaction at or prior to the Effective Time of each of the following conditions, unless waived in writing by Cisco: (a) the representations and warranties of Summa Four in the Reorganization Agreement shall be true and correct as of the Effective Time as though such representations and warranties were made on and as of such time, and Cisco and Merger Sub shall have received a certificate to such effect signed on behalf of Summa Four by its President and Chief Financial Officer; (b) Summa Four shall have performed or complied in all material respects with all covenants, obligations and agreements required by them as of the Effective

Time and Cisco and Merger Sub shall have received a certificate executed on behalf of Summa Four by its President and Chief Financial Officer to such effect; (c) Cisco shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Summa Four or any of its subsidiaries or otherwise, except where the failure to obtain such consent would not have a material adverse effect on Summa Four; (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Cisco's conduct or operation of the business of Summa Four and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, domestic or foreign, seeking the foregoing be pending; (e) there shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, or results of operations of Summa Four and its subsidiaries, taken as a whole (other than certain identified non-controllable events); (f) Cisco shall have received from Summa Four a properly executed FIRPTA Notification Letter stating that shares of capital stock of Summa Four do not constitute "United States real property interests" under Section 897(c) of the Code for purposes of satisfying Cisco's obligations under Treasury Regulation Section 1.1445-2(c)(3); (g) certain persons shall have accepted employment with Cisco and shall have entered into Employment and Non-Competition Agreements and certain employees, holding approximately 80% of the Summa Four options held by all employees, shall have waived their right to have their vesting schedule accelerate upon consummation of the Merger; (h) the Board of Directors of Summa Four shall have approved an amendment to the Summa Four stock option plans so that the Merger will not accelerate the vesting of the outstanding options under such plans; and (i) Summa Four shall have consummated the Purchase Agreement, dated July 27, 1998 between Summa Four and Junction.

  Closing

     As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Reorganization Agreement, Merger Sub and Summa Four will file certificates of merger with the Secretary of State of Delaware and the Recorder of the County in which the registered office of each of Summa Four and Merger Sub is located. The Merger will become effective upon such filings. It is anticipated that, assuming all conditions are met, the Merger will occur and a closing will be held on or before November 6, 1998.

  Termination, Amendments and Waivers

     At any time prior to the Effective Time, the Reorganization Agreement may be terminated:

          (a) by mutual written consent of Cisco and Summa Four;

          (b) by either Cisco or Summa Four, if, without fault of the terminating party, the closing shall not have occurred on or before January 27, 1999 (provided a later date may be agreed upon in writing by Cisco and Summa Four; and provided further that the right to terminate the Reorganization Agreement shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Reorganization Agreement);

          (c) by Cisco, if (i) Summa Four shall breach any of its representations, warranties or obligations and such breach shall not have been cured within ten (10) business days of receipt by Summa Four of written notice of such breach (and Cisco shall not have willfully breached any of its covenants, which breach is not cured), (ii) the Board of Directors of Summa Four shall have withdrawn or modified its recommendation of the Reorganization Agreement or the Merger in a manner adverse to Cisco or shall have resolved to do any of the foregoing, or (iii) for any reason Summa Four fails to call and hold the Special Meeting by December 27, 1998;

          (d) by Summa Four, if Cisco shall breach any of its representations, warranties or obligations and such breach shall not have been cured within ten (10) business days following receipt by Cisco of written notice of such breach (and Summa Four shall not have willfully breached any of its covenants, which breach is not cured);

          (e) by Cisco if a Trigger Event (as described below) or Takeover Proposal shall have occurred and the Board of Directors of Summa Four in connection therewith, does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of the Reorganization Agreement and the transactions contemplated thereby, and
     (ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer);

          (f) by Summa Four if a Superior Proposal shall have occurred, Summa Four shall have provided Cisco at least five (5) business days prior notice of the terms of the Superior Proposal and Summa Four shall have paid Cisco the Termination Fee; or

          (g) by either Cisco or Summa Four if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or
     (ii) if any required approval of the stockholders of Summa Four shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

  Fees and Expenses; Termination Fee

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Reorganization Agreement and the Merger will be paid by the party incurring the expense except that expenses incurred in connection with printing the Proxy Statement/Prospectus, registration and filing fees incurred in connection with the Statement/Prospectus and the listing of additional shares and fees, costs and expenses, associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally.

     Summa Four has agreed that if the Reorganization Agreement is terminated because (i) the Board of Directors of Summa Four shall have withdrawn or modified its recommendation of the Reorganization Agreement or the Merger in a manner adverse to Cisco or shall have resolved to do any of the foregoing, (ii) a Trigger Event or Takeover Proposal shall have occurred and the Board of Directors of Summa Four, in connection therewith, does not within ten (10) business days of such occurrence reconfirm its approval and recommendation of the Reorganization Agreement and the transactions contemplated thereby, and reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer), (iii) a Superior Proposal shall have occurred, (iv) any required approval of the stockholders of Summa Four shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof and prior to the meeting there shall have been a Trigger Event or a Takeover Proposal which was not rejected by Summa Four; or (v) Summa Four has breached its representations, warranties or obligations under the Reorganization Agreement (subject to certain limitations) or has failed for any reason to hold the Special Meeting by December 27, 1998 and prior thereto there shall have been a Trigger Event or Takeover Proposal that has not been rejected by Summa Four, then Summa Four will pay Cisco its out-of-pocket costs and expenses and pay Cisco the Termination Fee of $3,500,000. In addition, Summa Four has agreed that under certain circumstances it shall pay Cisco's out-of-pocket costs and expenses and in the event any Takeover Proposal or Trigger Event is consummated within 6 or 12 months (depending on the persons making such Takeover Proposal or Trigger Event) of the later of the termination of the Reorganization Agreement or payment of Cisco's fees and expenses, Summa Four will pay the additional sum of $3,500,000 less any Termination Fee previously paid by Summa Four to Cisco.

     Pursuant to a letter agreement dated July 27, 1998, Summa Four engaged DRW to provide financial advice and assistance in connection with a sale or merger of Summa Four, and to render a fairness opinion in connection with the proposed merger with a subsidiary of Cisco. Summa Four has agreed to pay DRW a Transaction Fee of approximately $2,400,000 for its services pursuant to the terms of the letter agreement and has agreed to reimburse DRW for its reasonable out-of-pocket expenses.

INDEMNIFICATION AND INSURANCE

     The Reorganization Agreement provides that Cisco will, from and after the Effective Time, and will cause Summa Four to indemnify, defend and hold harmless the present and former officers, directors employees and agents of Summa Four in respect of acts or omissions occurring on or prior to the Effective Time, in each case to the full extent such corporation is permitted under Delaware law, the Summa Four Amended and Restated Certificate or the Summa Four Amended and Restated Bylaws or any indemnification agreement to which Summa Four is a party, in each case as in effect on the date of the Reorganization Agreement.

     The Reorganization Agreement also provides that, for four years after the Effective Time, Cisco will either (i) at all times maintain at least $50,000,000 in cash, marketable securities and unrestricted lines of credit to be available to indemnify the present and former officers, directors, employees and agents of Summa Four against certain liabilities, or (ii) cause the Summa Four to use its best efforts to cause to be maintained for the benefit of Summa Four's current directors and officers and other persons covered by Summa Four's current directors' and officers' liability insurance with respect to all matters occurring on or prior to the Effective Time, directors and officers liability insurance on terms substantially equivalent to the Summa Four directors' and officers' liability insurance policy in effect on the date of the Reorganization Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Summa Four Board of Directors with respect to the Merger, stockholders of Summa Four should be aware that certain officers and directors of Summa Four have interests in the Merger, including those referred to below, that presented them with potential conflicts of interests. The Summa Four Board of Directors was aware of these potential conflicts and considered them along with the other matters described in "The Special Meeting -- Board Recommendation" and "The Merger and Related Transactions -- Reasons for the Merger."

     The Reorganization Agreement provides that Cisco will assume Summa Four's outstanding stock options, whereafter such options will be exercisable for Cisco Common Stock. In light of the premium reflected in the Exchange Ratio, Summa Four's officers will thus receive a significant benefit from the Merger in the form of the higher value of shares issuable upon exercise of their options. However, officers of Summa Four will not receive or be entitled to "golden parachute" or other change of control payments particularly by virtue of the Merger.

     Cisco has entered into employment and non-competition agreements with certain Summa Four and Junction executive officers and employees in positions comparable to such employee's current position with Summa Four or Junction, as the case may be. These agreements generally provide that if the employment of the employees were terminated by Cisco without cause or if the employee were to resign with good cause, then Cisco would continue the employee's base salary for a certain period as a severance payment. See "The Merger and Related Transactions -- Related Agreements -- Employment and Non-Competition Agreements."

     The Reorganization Agreement provides that Cisco will, from and after the Effective Time, and will cause Summa Four to indemnify, defend and hold harmless the present and former officers, directors and employees and agents of Summa Four in respect of acts or omissions occurring on or prior to the Effective Time, in each case to the full extent such corporation is permitted under Delaware law, the Summa Four Certificate or the Summa Four Bylaws or any indemnification agreement to which Summa Four is a party, in each case as in effect on the date of the Reorganization Agreement.

     It is a condition to the obligations of Cisco and Merger Sub under the Merger Agreement that the Purchase Agreement dated July 27, 1998 between Summa Four and Junction shall have been consummated. The Purchase Agreement provides for the purchase by Summa Four, for $6.4 million in cash, of the 25% interest in Summation LLC currently owned by Junction. Russell I. Pillar, a Director of Summa Four, is also a Director and owner of 40% of the outstanding stock of Junction. Accordingly, Mr. Pillar has a significant financial interest in the Merger.

REGULATORY MATTERS

     Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. Cisco and Summa Four each originally filed its Notification and Report Form required under the HSR Act, with the FTC and the Antitrust Division on August 5, 1998 and the applicable waiting period under the HSR Act has terminated. At any time before or after consummation of the Merger, the FTC, the Antitrust Division, the state attorneys general or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Cisco or Summa Four.

     Based on information available to them, Cisco and Summa Four believe that the Merger will not violate federal or state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Cisco and Summa Four would prevail or would not be required to accept certain conditions, possibly including certain divestitures or hold-separate arrangements, in order to consummate the Merger.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Summa Four Common Stock for Cisco Common Stock pursuant to the Merger that are generally applicable to holders of Summa Four Common Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Cisco, Summa Four or Summa Four's stockholders as described herein.

     Summa Four stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Summa Four stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Summa Four Common Stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of Summa Four Common Stock are acquired or shares of Cisco Common Stock are disposed of, or the tax consequences of the assumption by Cisco of the Summa Four Options. Accordingly, SUMMA FOUR STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     The Merger is intended to constitute a Reorganization. Provided that the Merger does so qualify as a Reorganization, then, subject to the limitations and qualifications referred to herein, the Merger will generally result in the following federal income tax consequences:

          (a) No gain or loss will be recognized by holders of Summa Four Common Stock solely upon their receipt of Cisco Common Stock in exchange for Summa Four Common Stock in the merger (except to the extent of cash received in lieu of a fractional share of Cisco Common Stock).

          (b) The aggregate tax basis of the Cisco Common Stock received by Summa Four stockholders in the Merger (reduced by any tax bases attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the Summa Four Common Stock surrendered in exchange therefor.

          (c) The holding period of the Cisco Common Stock received by each Summa Four stockholder in the Merger will include the period for which the Summa Four Common Stock surrendered in exchange therefor was considered to be held, provided that the Summa Four Common Stock so surrendered is held as a capital asset at the time of the Merger.

          (d) Cash payments received by holders of Summa Four Common Stock in lieu of a fractional share will be treated as if such fractional share of Cisco Common Stock had been issued in the Merger and then redeemed by Cisco. A Summa Four stockholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

          (e) Neither Cisco, Merger Sub nor Summa Four will recognize material amounts of gain solely as a result of the Merger.

     The parties are not requesting and will not request a ruling from the Internal Revenue Service (the "IRS") in connection with the Merger. The consummation of the Merger is conditioned on the receipt by Cisco of an opinion from Brobeck, Phleger & Harrison LLP and the receipt by Summa Four of an opinion from Hale and Dorr LLP to the effect that the Merger will constitute a Reorganization (the "Tax Opinions"). Summa Four stockholders should be aware that the Tax Opinions do not bind the IRS and the IRS is therefore not precluded from successfully asserting a contrary opinion. The Tax Opinions will be subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by Cisco, Summa Four and Merger Sub.

     A successful IRS challenge to the Reorganization status of the Merger would result in Summa Four stockholders recognizing taxable gain or loss with respect to each share of Common Stock of Summa Four surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Cisco Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Cisco Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" for accounting purposes in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of such purchase price over the amounts so allocated will be allocated to goodwill.

NO APPRAISAL RIGHTS

     Section 262 of the Delaware General Corporation Law (the "DGCL") provides appraisal rights (sometimes referred to as "dissenters' rights") to stockholders of Delaware corporations in certain situations. However, Section 262 appraisal rights are not available to stockholders of a corporation, such as Summa Four,
(a) whose securities are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") and (b) whose stockholders are not required to accept in exchange for their stock anything other than stock of another corporation listed on a national securities exchange or on an interdealer quotation system by the NASD and cash in lieu of fractional shares. Because Summa Four's Common Stock is traded on such a system, the Nasdaq National Market, and because the Summa Four stockholders are being offered stock of Cisco, which is also traded on the Nasdaq National Market, and cash in lieu of fractional shares, stockholders of Summa Four will not have appraisal rights with respect to the Merger. The DGCL does not provide appraisal rights to stockholders of a corporation, such as Cisco, which issues shares in connection with a merger but is not itself a constituent corporation in the Merger.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                            OF CISCO AND SUMMA FOUR

     The rights of Cisco's shareholders are governed by its Articles of Incorporation (the "Cisco Articles"), its Bylaws (the "Cisco Bylaws") and the laws of the State of California. The rights of Summa Four's stockholders are governed by its Amended and Restated Certificate of Incorporation (the "Summa Four Certificate"), its Amended and Restated Bylaws (the "Summa Four Bylaws") and the laws of the State of Delaware. After the Effective Time, the Summa Four stockholders will become Cisco shareholders and will be governed by the Cisco Articles, Cisco Bylaws and the laws of the State of California.

     While the rights and privileges of stockholders of a Delaware corporation such as Summa Four are, in many instances, comparable to those of shareholders of a California corporation such as Cisco, there are certain differences. The following is a summary of the material differences between the rights of holders of Summa Four Common Stock and the rights of holders of Cisco Common Stock at the date hereof. These differences arise from differences between the DGCL and the California Corporations Code (the "CCC") and between the Summa Four Certificate and the Summa Four Bylaws and the Cisco Articles and the Cisco Bylaws.

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

     The CCC requires that the principal terms of a merger be approved by the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon, except that, unless required by its articles of incorporation, no authorizing shareholder vote is required of a corporation surviving a merger if the shareholders of such corporation shall own, immediately after the merger, more than five-sixths of the voting power of the surviving corporation. The Cisco Articles do not require a greater percentage vote. The CCC further requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon if (a) the surviving corporation's articles of incorporation will be amended and would otherwise require shareholder approval or (b) shareholders of such corporation will receive shares of the surviving corporation having different rights, preferences, privileges or restrictions (including shares in a foreign corporation) than the shares surrendered. Shareholder approval is not required under the CCC for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

     The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger or consolidation of a corporation, except that, unless required by its certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if (a) such corporation's certificate of incorporation is not amended in any respect by the merger; (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (c) the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger. The Summa Four Certificate does not require a greater percentage vote for such actions. Shareholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

DIRECTOR NOMINATIONS

     The Summa Four Bylaws require advance notice of director nominations. Such notice must contain all information regarding each nominee which would be required to be set forth in a definitive proxy statement filed with the Commission pursuant to Section 14 of the Exchange Act and must be delivered by written notice to the Secretary of Summa Four no more than 10 days following the day on which the initial notice of the meeting is given to stockholders nor less than 30 days prior to the first anniversary date of the initial notice of the previous year's annual meeting of stockholders was given to stockholders. The Cisco Bylaws require advance notice of director nominations.

AMENDMENT TO GOVERNING DOCUMENTS

     Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon, either before or after the board approval, although certain minor amendments may be adopted by the board alone such as amendments causing stock splits (including an increase in the authorized number of shares in proportion thereto) and amendments changing names and addresses given in the Articles. The Cisco Articles do not require a greater level of approval for an amendment thereto. Under the CCC, the holders of the outstanding shares of a class are entitled to vote as a class if a proposed amendment to the articles of incorporation would (i) increase or decrease the aggregate number of authorized shares of such class; (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split; (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class; (iv) change the rights, preferences, privileges or restrictions of the shares of such class; (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preference or privileges prior to the shares of such class; (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so; or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid. Under the CCC, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. The Cisco Bylaws provide that the Cisco Bylaws may be adopted, amended or repealed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that the Cisco Board of Directors may not amend the Cisco Bylaws in order to change the authorized number of directors (except to alter the authorized number of directors within the existing range of a minimum of seven and a maximum of thirteen directors).

     The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. Further, the DGCL states that if an amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value shares of such class or alter or change the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The DGCL also states that the power to adopt, amend or repeal the bylaws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The Summa Four Certificate expressly authorizes the board of directors to adopt, amend or repeal the Summa Four Bylaws.

APPRAISAL RIGHTS

     Under the DGCL, holders of shares of any class or series, who neither vote in favor of the merger or consolidation nor consent thereto in writing, have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation; (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares; or (d) some combination of the above. In addition, dissenters' rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. See "The Merger and Related Transactions -- No Appraisal Rights."

     Under the CCC, if the approval of the outstanding shares of the corporation is required for a merger or reorganization, each shareholder entitled to vote on the transaction, and who did not vote in favor of the reorganization may require the corporation to purchase for cash at their fair market value the shares owned by such shareholder. No appraisal rights are available for shares listed on any national securities exchange certified by the Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve Systems, unless (a) there exists with respect to such shares any restriction on transfer imposed by the corporation or by any law or regulation or (b) if demands for payment are filed with respect to 5% or more of the outstanding shares of that class.

DERIVATIVE ACTION

     The CCC provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met concerning the fairness of allowing the action to go forward. The shareholder must make his or her demands on the board before filing suite. The CCC also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

     Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

STOCKHOLDER CONSENT IN LIEU OF MEETING

     Under the DGCL and the CCC, unless otherwise provided in the certificate or articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. If consent is sought for less than all shareholders entitled to vote, notice as required under the CCC shall be given. The Cisco Articles provide that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. The Summa Four Certificate provides that any action by the stockholders must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

FIDUCIARY DUTIES OF DIRECTORS

     Directors of corporations incorporated or organized under the DGCL and the CCC have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty." Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest and in a manner that the directors reasonably believe to be in the best interests of the corporation. Under the CCC, the duty of loyalty requires directors to perform their duties in good faith in a manner that the directors reasonably believe to be in the best interests of the corporation and its stockholders. The duty of care requires that the directors act with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would exercise under similar circumstances.

STOCKHOLDER PROPOSALS

     The Summa Four Bylaws provide that no proposal by any person other than the Board of Directors may be submitted for the approval of the Summa Four stockholders at any regular or special meeting of stockholders unless the person advancing the proposal is a record stockholder and has delivered a written notice to the secretary of Summa Four no more than 10 days following the day on which the initial notice of the meeting is given to stockholders nor less than 30 days prior to the first anniversary date of the initial notice of the previous year's annual meeting of stockholder was given to stockholders. The Cisco Bylaws provide that shareholders may propose business to be brought before a meeting of shareholders only if they provide notice to Cisco no later than 60 days prior to such meeting.

INDEMNIFICATION

     The Summa Four Certificate provides that the corporation may indemnify its present and former directors, officers, employees and agents (each, an "Indemnitee") against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such individual acted in good faith, and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation shall indemnify an Indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action

     Under the CCC, (i) a corporation has the power to indemnify present and former directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts (other than in connection with actions by or in the right of the corporation) if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and (ii) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders.

     The indemnification authorized by the CCC is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. The Cisco Articles and the Cisco Bylaws provide for the indemnification of its agents (as defined under the CCC) to the fullest extent permissible under the CCC, which may be in excess of the indemnification expressly permitted by Section 317 of the CCC, subject to the limits set forth in Section 204 of the CCC with respect to actions for breach of duty to the corporation and its shareholders.

     The DGCL and the CCC allow for the advance payment of an Indemnitee's expenses prior to the final disposition of an action, provided that the Indemnitee undertakes to repay any such amount advanced if it is later determined that the Indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

DIRECTOR LIABILITY

     The DGCL and the CCC each provide that the charter documents of the corporation may include provisions which limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including, in the case of the DGCL, for any breach of the director's duty of loyalty to the corporation or its stockholders acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit, or, in the case of the CCC, intentional misconduct or knowing and culpable violation of law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, the receipt of an improper personal benefit, acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, interested transactions between the corporation and a director in which a director has a material financial interest and liability for improper distributions, loans or guarantees. The Summa Four Certificate contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL. The Cisco Articles contain a provision limiting the liability of its directors to the fullest extent provided by the CCC.

ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

     The Summa Four Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request in writing of stockholders who hold at least 35% in interest of the capital stock of the corporation issued and outstanding and entitled to vote at such meeting. The Cisco Bylaws provide that in addition to the board of directors, the chairman of the board and the president, one or more shareholders holding not less than 10% of the voting power of the corporation may call a special meeting of the shareholders.

     The DGCL prohibits, in certain circumstances, a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior year period. A "business combination" includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where: (i) either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired such 15% interest; (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding for the purposes of determining the number of shares outstanding shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentiality whether shares held subject to the plan will be tendered; (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting; (iv) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; (v) the stockholder acquires a 15% interest inadvertently and divests itself of such ownership and would not have been a 15% stockholder in the preceding 3 years but for the inadvertent acquisition of ownership; (vi) the stockholder acquired the 15% interest when these restrictions did not apply; or (vii) the corporation has opted out of this provision. Summa Four has not opted out of this provision.

     Under the CCC, there is no comparable provision. However, the CCC does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholders already own 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

CUMULATIVE VOTING

     The Summa Four Certificate states that there shall be no cumulative voting. The Cisco Articles provide for the elimination of cumulative voting in elections of directors. Therefore, under California law, cumulative voting rights are not available to Cisco shareholders.

ADVANCE NOTICE OF RECORD DATE

     The DGLC requires that stockholders be provided prior written notice no more than 60 days nor less than 10 days of the record date for determining the rights to vote at the meeting of stockholders. The DGLC further states that stockholders be provided prior written notice no more than 60 days prior to the record date to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

     The CCC requires that shareholders be provided prior written notice no more than 60 days nor less than 10 days of the record date for determining the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action.

INSPECTION OF BOOKS AND RECORDS

     The DGLC and California law allow any stockholder to inspect the accounting books and records and minutes of proceedings of the shareholders and the board and to inspect the stockholders' list at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder. Additionally, the California law provides for an absolute right to inspect and copy the corporation's shareholders list by a shareholder or shareholders holding at least 5% in the aggregate of the of the corporation's outstanding voting shares, or any shareholder or shareholders holding 1% or more of such shares who have filed a Schedule 14A with the Commission.

SIZE OF THE BOARD OF DIRECTORS

     The DGLC states that the board of directors shall consist of one or more members with the number of directors to be fixed as provided in the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Summa Bylaws provides that the number of directors which shall constitute the board of directors shall be determined by resolution of the stockholders or the board of directors, but in no event shall be less than 3. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of death, resignation, removal or expiration of the term a director.

     Under the CCC, as provided in the articles or bylaws, the number of directors may be specific or may be not less than a stated minimum nor more than a stated maximum, with the exact number to be fixed by board or shareholders. The minimum number cannot be less than three. A bylaw changing or fixing a number of directors may only be adopted by approval of a majority of the outstanding shares. The Cisco Bylaws provide that the authorized number of directors of the corporation shall be not less than seven nor more than thirteen, the exact number of directors to be fixed from time to time within such range by duly adopted resolutions of the Board of Directors or shareholders.

REMOVAL OF DIRECTORS

     The DGCL states that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     The CCC provides that the board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Further, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote thereon; however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting. Shareholders holding at least 10% of the outstanding shares in any class may sue in superior county court to remove from office any officer or director for fraud, dishonest acts or gross abuse of authority or discretion.

TRANSACTIONS INVOLVING DIRECTORS

     Both the DGCL and the CCC state that any contract or transaction between a corporation and any of its directors, or a second corporation in which a director has a material financial interest is not void or voidable if either (a) the material facts as to the transaction and as to the director's interest are fully disclosed and a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith,
(b) after full disclosure the transaction is approved by the board or a committee in good faith and the transaction is just and reasonable to the corporation, or (c) the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Further, if , at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order any election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Under the CCC, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors, unless otherwise provided in the articles or bylaws. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director can only be filled by the shareholders unless board approval is authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The Cisco Bylaws authorize the Board to fill a vacancy created by the removal of a director.

     The foregoing discussion of certain similarities and material differences between the rights of Cisco shareholder and the rights of Summa Four stockholders under the respective Articles/Certificate of Incorporation and Bylaws is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the CCC and the DGCL, the common law thereunder and the full text of the Articles/Certificate of Incorporation and Bylaws of each of Cisco and Summa Four.

                                    EXPERTS

     The consolidated balance sheets of Cisco Systems, Inc. as of July 25, 1998 and July 26, 1997 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 25, 1998, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheets of Summa Four, Inc. as of March 31, 1998 and 1997 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1998, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby and the federal income tax consequences in connection with the Merger will be passed upon for Cisco by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Certain legal matters with respect to federal income tax consequences in connection with the Merger will be passed upon for Summa Four by Hale and Dorr LLP, Boston, Massachusetts.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              CISCO SYSTEMS, INC.

                         AGEMO ACQUISITION CORPORATION

                                      AND

                                SUMMA FOUR, INC.

                                 JULY 27, 1998

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
ARTICLE I THE MERGER...................................................   A-1
     1.1   The Merger..................................................   A-1
     1.2   Closing; Effective Time.....................................   A-1
     1.3   Effect of the Merger........................................   A-2
     1.4   Certificate of Incorporation; Bylaws........................   A-2
     1.5   Directors and Officers......................................   A-2
     1.6   Effect on Capital Stock.....................................   A-2
     1.7   Surrender of Certificates...................................   A-3
     1.8   No Further Ownership Rights in Target Common Stock..........   A-4
     1.9   Lost, Stolen or Destroyed Certificates......................   A-4
     1.10  Tax Consequences............................................   A-4
     1.11  Taking of Necessary Action; Further Action..................   A-4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET....................   A-4
     2.1   Organization, Standing and Power............................   A-5
     2.2   Capital Structure...........................................   A-5
     2.3   Authority...................................................   A-6
     2.4   SEC Documents; Financial Statements.........................   A-7
     2.5   Absence of Certain Changes..................................   A-7
     2.6   Absence of Undisclosed Liabilities..........................   A-8
     2.7   Litigation..................................................   A-8
     2.8   Restrictions on Business Activities.........................   A-8
     2.9   Governmental Authorization..................................   A-8
     2.10  Title to Property...........................................   A-8
     2.11  Intellectual Property.......................................   A-9
     2.12  Environmental Matters.......................................  A-10
     2.13  Taxes.......................................................  A-10
     2.14  Employee Benefit Plans......................................  A-11
     2.15  Certain Agreements Affected by the Merger...................  A-13
     2.16  Employee Matters............................................  A-13
     2.17  Interested Party Transactions...............................  A-13
     2.18  Insurance...................................................  A-14
     2.19  Compliance With Laws........................................  A-14
     2.20  Minute Books................................................  A-14
     2.21  Complete Copies of Materials................................  A-14
     2.22  Brokers' and Finders' Fees..................................  A-14
     2.23  Registration Statement; Proxy Statement/Prospectus..........  A-14
     2.24  Opinion of Financial Advisor................................  A-14

                                                                         PAGE
                                                                         ----
     2.25  Vote Required...............................................  A-15
     2.26  Board Approval..............................................  A-15
     2.27  Voting Agreement; Irrevocable Proxies.......................  A-15
     2.28  Section 203 of the DGCL Not Applicable......................  A-15
     2.29  Inventory...................................................  A-15
     2.30  Accounts Receivable.........................................  A-15
     2.31  Customers and Suppliers.....................................  A-15
     2.32  Rights Plan.................................................  A-15
     2.33  Export Control Laws.........................................  A-16
     2.34  Representations Complete....................................  A-16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR
           AND MERGER SUB..............................................  A-16
     3.1   Organization, Standing and Power............................  A-16
     3.2   Capital Structure...........................................  A-16
     3.3   Authority...................................................  A-17
     3.4   SEC Documents; Financial Statements.........................  A-17
     3.5   Absence of Undisclosed Liabilities..........................  A-18
     3.6   Litigation..................................................  A-18
     3.7   Broker's and Finders' Fees..................................  A-18
     3.8   Registration Statement; Proxy Statement/Prospectus..........  A-18
     3.9   Board Approval..............................................  A-18
     3.10  Representations Complete....................................  A-19

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................  A-19
     4.1   Conduct of Business of Target and Acquiror..................  A-19
     4.2   Conduct of Business of Target...............................  A-19
     4.3   No Solicitation.............................................  A-21
ARTICLE V ADDITIONAL AGREEMENTS........................................  A-22
     5.1   Proxy Statement/Prospectus; Registration Statement..........  A-22
     5.2   Meeting of Stockholders.....................................  A-22
     5.3   Access to Information.......................................  A-22
     5.4   Confidentiality.............................................  A-23
     5.5   Public Disclosure...........................................  A-23
     5.6   Consents; Cooperation.......................................  A-23
     5.7   Voting Agreement............................................  A-24
     5.8   Legal Requirements..........................................  A-24
     5.9   Blue Sky Laws...............................................  A-24
     5.10  Employee Benefit Plans......................................  A-24
     5.11  Letter of Acquiror's and Target's Accountants...............  A-25

                                                                         PAGE
                                                                         ----
     5.12  Form S-8....................................................  A-25
     5.13  Option Agreement............................................  A-25
     5.14  Listing of Additional Shares................................  A-25
     5.15  Nasdaq Quotation............................................  A-25
     5.16  Employees...................................................  A-26
     5.17  Amendment of Stock Option Plan..............................  A-26
     5.18  Target Rights Agreement.....................................  A-26
     5.19  Indemnification.............................................  A-26
     5.20  Best Efforts and Further Assurances.........................  A-27

ARTICLE VI CONDITIONS TO THE MERGER....................................  A-27
     6.1   Conditions to Obligations of Each Party to Effect the
           Merger......................................................  A-27
     6.2   Additional Conditions to Obligations of Target..............  A-28
     6.3   Additional Conditions to the Obligations of Acquiror and
           Merger Sub..................................................  A-28

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................  A-29
     7.1   Termination.................................................  A-29
     7.2   Effect of Termination.......................................  A-30
     7.3   Expenses and Termination Fees...............................  A-30
     7.4   Amendment...................................................  A-32
     7.5   Extension; Waiver...........................................  A-32

ARTICLE VIII GENERAL PROVISIONS........................................  A-32
     8.1   Non-Survival at Effective Time..............................  A-32
     8.2   Notices.....................................................  A-32
     8.3   Interpretation..............................................  A-33
     8.4   Counterparts................................................  A-33
     8.5   Entire Agreement; Nonassignability; Parties in Interest.....  A-33
     8.6   Severability................................................  A-33
     8.7   Remedies Cumulative.........................................  A-33
     8.8   Governing Law...............................................  A-34
     8.9   Rules of Construction.......................................  A-34

SCHEDULES

Target Disclosure Schedule

Schedule 2.0              --    Revenue Levels
Schedule 2.10             --    Target Real Property
Schedule 2.11             --    Target Intellectual Property
Schedule 2.14             --    Target Employee Plans
Schedule 2.27             --    Signatories to Voting Agreement
Schedule 5.10A            --    Persons Not Subject to Waiver
Schedule 5.10B            --    Outstanding Options
Schedule 5.16             --    List of Employees
Schedule 6.3(g)           --    Required Waivers

Acquiror Disclosure Schedule

EXHIBITS

Exhibit A                 --    Certificate of Merger
Exhibit B                 --    Voting Agreement
Exhibit C                 --    Waiver
Exhibit D                 --    Option Agreement
Exhibit E-1, et. seq.     --    Employment and Non-Competition Agreement
Exhibit F                 --    FIRPTA Notice
Exhibit G                 --    Purchase Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of July 27, 1998, by and among Cisco Systems, Inc., a California corporation ("Acquiror"), Agemo Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror, and Summa Four, Inc, a Delaware corporation ("Target").

                                    RECITALS

     A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of Target Common Stock, $0.01 par value ("Target Common Stock"), shall be converted into shares of Acquiror Common Stock, $0.001 par value ("Acquiror Common Stock"), at the rate set forth herein.

     C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     E. Concurrent with the execution of this Agreement and as an inducement to Acquiror and Merger Sub to enter into this Agreement, (a) Target and Acquiror have entered into a stock option agreement dated the date hereof (the "Option Agreement") providing for the purchase by Acquiror of newly-issued shares of Target's Common Stock, and (b) certain officers and directors have on the date hereof entered into an agreement to vote the shares of Target's Common Stock owned by such persons to approve the Merger and against any competing proposals.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and with the Recorder of the County in which the registered office of each of Target and Merger Sub is located, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Summa Four, Inc."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. At the Effective Time, the directors of the Surviving Corporation shall be John Chambers and Larry Carter. The officers of the Surviving Corporation shall be the initial officers of Merger Sub, until their respective successors are duly elected or appointed and qualified.

     1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

          (a) Conversion of Target Common Stock. At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time together with the corresponding Right (as defined in the Rights Agreement dated as of February 22, 1995 (the "Target Rights Agreement") between Target and State Street Bank and Trust Company (other than any shares of Target Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.178994 shares of Acquiror Common Stock (the "Exchange Ratio"); provided, however, that (i) in the event the average of the closing prices of a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the Closing Date (the "Acquiror Market Price") is less than $88.00, the Exchange Ratio shall be equal to $15.75 divided by the Acquiror Market Price but in no event greater than 0.196893 shares of Acquiror Common Stock, and (ii) in the event the Acquiror Market Price is more than $107.55, the Exchange Ratio shall equal to $19.25 divided by the Acquiror Market Price but in no event less than 0.161094 shares of Acquiror Common Stock. All references in this Agreement to Acquiror Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights ("Acquiror Rights") to purchase shares of Acquiror Series A Junior Participating Preferred Stock, no par value, pursuant to the Acquiror Rights Agreement dated as of June 10, 1998 between Acquiror and Bank Boston, N.A., except where the context otherwise requires.

          (b) Cancellation of Target Common Stock Owned by Acquiror or
     Target. At the Effective Time, all shares of Target Common Stock that are owned by Target as treasury stock and each share of Target Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Target Stock Option Plans. At the Effective Time, the 1993 Director Stock Option Plan, as amended, the 1995 Stock Option Plan, the 1993 Stock Incentive Plan, as amended, the Incentive Stock Option Plan of August 1, 1992, the Incentive Stock Option Plan of January 1, 1985, and the 1987 Option Agreements between Target, on the one hand, and William Scranton and Barry Gorsun, respectively, on the other hand (collectively, the "Target Stock Option Plans") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plans shall be assumed by Acquiror in accordance with Section 5.10.

          (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $0.0001 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Acquiror Market Price.

     1.7  Surrender of Certificates.

          (a) Exchange Agent. Bank Boston, N.A. shall act as exchange agent (the "Exchange Agent") in the Merger.

          (b) Acquiror to Provide Common Stock and Cash. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

          (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to
     Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability. Notwithstanding anything to the contrary in this
     Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Target Common Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to
Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, provided, however, that a "Material Adverse Effect" with respect to Target shall not include the following (collectively "Non-Controllable Events"):
(i) general changes in the telecommunications industry or economic conditions that affect Target and its subsidiaries, taken as a whole, substantially proportionately relative to the Acquiror and its subsidiaries, taken as a whole or (ii) a decline in the revenues of Target following the date of this Agreement which is attributable to a delay of, reduction in or cancellation or change in the purchase orders by customers of Target arising as a result of the execution or announcement of this Agreement (provided that revenues do not decline below the levels set forth in Schedule 2.0). A decline of revenues below such levels shall be deemed to be a Material Adverse Effect on Target.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

     Except as disclosed in that section of the document of even date herewith delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Target Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Target represents and warrants to Acquiror and Merger Sub as follows:

     2.1 Organization, Standing and Power. Each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws, as amended, or other charter documents, as applicable, of Target and each of its subsidiaries, each as amended to date, to Acquiror. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws and none of Target's subsidiaries is in violation of any material provisions of its equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Target SEC Documents (as defined in Section 2.4), Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2 Capital Structure. The authorized capital stock of Target consists of 20,000,000 shares of Common Stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value, of which there were issued and outstanding as of the close of business on July 14, 1998, 5,771,425 shares of Common Stock (excluding treasury shares) and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after July 14, 1998 other than pursuant to the Option Agreement, the exercise of options outstanding as of such date under the Target Stock Option Plans or pursuant to the Target Employee Stock Purchase Plan (the "Target ESPP"). All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on July 14, 1998, Target has reserved (i) 1,802,875 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Target Stock Option Plans, of which 676,278 shares have been issued pursuant to option exercises or direct stock purchases, 912,778 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights, and (ii) 175,000 shares of Common Stock for issuance to employees pursuant to the Target ESPP, of which 69,797 shares have been issued. Since July 14, 1998, Target has not (i) issued or granted additional options under the Target Stock Option Plans, or (ii) accepted enrollments in the Target ESPP. Except for (i) the rights created pursuant to this Agreement, the Option Agreement, the Target Stock Option Plans, the Target Rights Agreement and the Target ESPP and (ii) the Target's rights to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, between or among any of Target's stockholders, except for the stockholders named in Schedule 2.27 of this Agreement. The terms of the Target Stock Option Plans permit the assumption or substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise. The current "Purchase Period" (as defined in the Target ESPP) commenced under the Target ESPP on March 2, 1998, and will end prior to the Effective Time as provided in this Agreement, and except for the purchase rights granted on such commencement date to participants in the current Purchase Period, there are no other purchase rights or options outstanding under the Target ESPP. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans or Target ESPP have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

     2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). Each of this Agreement and the Option Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement and the Option Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement, the Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the

Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in
Section 2.23) relating to the Target Stockholders Meeting (as defined in Section 2.23), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement or the Option Agreement.

     2.4 SEC Documents; Financial Statements. Target has furnished to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filing filed with the SEC by Target since September 23, 1993, and, prior to the Effective Time, Target will have furnished Acquiror with true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time (collectively, the "Target SEC Documents"). In addition, Target has made available to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Target nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Target SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document. The financial statements of Target, including the notes thereto, included in the Target SEC Documents (the "Target Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Target Financial Statements fairly present the consolidated financial condition and operating results of Target and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Target accounting policies since March 31, 1998, except as described in the notes to the Target Financial Statements.

     2.5 Absence of Certain Changes. Since March 31, 1998 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Target;
(ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws or, except as contemplated by Section 2.32 hereof, the Target Rights Agreement of Target; or (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors or employees. Other than with respect to the stock option and incentive plans described in Target's proxy statement for the annual meeting of its stockholders to be held on July 27, 1998 (provided that Target has not granted any options pursuant to any such plans other than the 1993 Director Stock Option Plan, as amended), Target has not agreed since March 31, 1998 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Target's Annual Report on Form 10-K for the period ended March 31, 1998 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

     2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on Target.

     2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries.

     2.9 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any of such Target Authorizations would not reasonably be expected to have a Material Adverse Effect on Target.

     2.10 Title to Property. Target and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Target Balance Sheet, and (iv) liens that in the aggregate would not have a Material Adverse Effect on Target. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.10 identifies each parcel of real property owned or leased by Target or any of its subsidiaries.

     2.11  Intellectual Property.

          (a) Target and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Target and its subsidiaries. Target owns and possesses source code for all software owned by Target and owns or has valid licenses and possesses source code for all products owned, distributed and presently supported by Target. Target has not (i) licensed any of its Intellectual Property in source code form to any party or (ii) entered into any exclusive agreements relating to its Intellectual Property.

          (b) Schedule 2.11 lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property (except for non-material licenses entered into by Target in the ordinary course of business), and
     (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product, other than commercially available, off-the-shelf software.

          (c) To the knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

          (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Target's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

          (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

          (g) Target has taken all necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

     2.12  Environmental Matters.

          (a) The following terms shall be defined as follows:

             (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

             (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

             (iii) "Property" shall mean all real property leased or owned by Target or its subsidiaries either currently or in the past.

             (iv) "Facilities" shall mean all buildings and improvements on the Property of Target or its subsidiaries.

          (b) Target represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Target, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Target's knowledge, threatened relating to a violation of any Environmental and Safety Laws;
     (v) neither Target nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Target and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

     2.13 Taxes. Target and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target or any of its subsidiaries is or has been a member have timely filed all Tax Returns (except Tax Returns filed by subsidiaries in foreign jurisdictions where the late filing did not have a Material Adverse Effect on Target) required to be filed by them and have paid all Taxes shown thereon to be due. Target has provided adequate accruals in accordance with generally accepted accounting principles in the Target Financial Statements for any Taxes that have not been paid as of the date of such financial statements, whether or not shown as being due on any Tax Returns. Except as disclosed in the SEC Documents, (i) no material claim for Taxes has become a lien against the property of Target or any of its subsidiaries or is being asserted against Target or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Target or any of its subsidiaries and is currently in effect, and (iv) there is no agreement, contract or arrangement to which Target or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G, 162 or 404 of the Code. Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Neither Target nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement (other than agreements solely between Target and its wholly-owned subsidiaries) nor does Target or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes. Target and each of its subsidiaries are in material compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

     2.14  Employee Benefit Plans.

          (a) Schedule 2.14 lists, with respect to Target, any subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror with the most recent Internal

     Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a). Target has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Target; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Target, and Target and each subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror (other than for benefits accrued through the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Target to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (d) With respect to each Target Employee Plan, Target and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Target, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and
     (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any Target subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this

     Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, any Target subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

          (g) Target does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 4.12 of the Code.

          (h) Neither Target nor any Target subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

     2.15 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.16 Employee Matters. Target and each of its subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Target. Target has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Target is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of its subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of Target or any of its subsidiaries, threatened, between Target or any of its subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither Target nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Target nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. To Target's knowledge, no employees of Target are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Target because of the nature of the business conduced or presently proposed to be conducted by Target or to the use of trade secrets or proprietary information of others. No employees of Target have given notice to Target, nor is Target otherwise aware, that any such employee intends to terminate his or her employment with Target.

     2.17 Interested Party Transactions. Except as disclosed in the Target SEC Documents, neither Target nor any of its subsidiaries is indebted to any director or officer of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

     2.18 Insurance. Target and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Compliance With Laws. Each of Target and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Target.

     2.20 Minute Books. The minute books of Target and its subsidiaries made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

     2.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

     2.22 Brokers' and Finders' Fees. Except for payment obligations to Dain Rauscher Wessels set forth in an engagement letter, a copy of which has been provided to Acquiror, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.23 Registration Statement; Proxy Statement/Prospectus. The information supplied by Target for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Acquiror Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target for inclusion in the proxy statement/prospectus to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the Merger (the "Target Stockholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

     2.24 Opinion of Financial Advisor. Target has been advised in writing by its financial advisor, Dain Rauscher Wessels, that in such advisor's opinion, as of the date hereof, the consideration to be received by the stockholders of Target is fair, from a financial point of view, to the stockholders of Target.

     2.25 Vote Required. The affirmative vote of the holders of a majority of the shares of Target Common Stock outstanding on the record date set for the Target Stockholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.26 Board Approval. The Board of Directors of Target has (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and consummation of the Merger.

     2.27  Voting Agreement; Irrevocable Proxies. All of the persons listed on
Schedule 2.27 have agreed in writing to vote for approval of the Merger pursuant to voting agreements attached hereto as Exhibit B ("Voting Agreements"), and pursuant to Irrevocable Proxies attached thereto as Exhibit A ("Irrevocable Proxies").

     2.28 Section 203 of the DGCL Not Applicable. The Board of Directors of Target has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Option Agreement.

     2.29 Inventory. The inventories of Target disclosed in the Target SEC Documents as of March 31, 1998 and in any subsequently filed Target SEC Documents are stated consistently with the audited financial statements of Target and consist of items of a quantity usable or salable in the ordinary course of business. Since March 31, 1988, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 1998, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of March 31, 1998, Target had no inventory in the distribution channel and had no commitments to purchase inventory (other than purchases of supplies in the ordinary course) in an amount that exceeds $100,000.

     2.30 Accounts Receivable. The accounts receivable disclosed in the Target SEC Documents as of March 31, 1998, and, with respect to accounts receivable created since such date, disclosed in any subsequently filed Target SEC Documents, or as accrued on the books of Target in the ordinary course of business consistent with past practices in accordance with generally accepted accounting principles since the last filed Target SEC Documents, represent and will represent bona fide claims against debtors for sales and other charges, are not subject to discount except for normal cash and immaterial trade discount. The amount carried for doubtful accounts and allowances disclosed in each of such Target SEC Document or accrued on such books is sufficient to provide for any losses that may be sustained on realization of the receivables.

     2.31 Customers and Suppliers. None of Target's customers which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof has terminated any agreement with Target. As of the date hereof, no material supplier of Target has indicated that it will stop, or decrease the rate of, supplying materials, products or services to Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

     2.32 Rights Plan. Target has amended the Target Rights Agreement on terms satisfactory to Acquiror to make the Rights inapplicable to the Merger Agreement; the Option Agreement and all of the transactions contemplated hereby or thereby; provided that the Rights shall remain applicable to all acquisitions of capital stock of Target other than pursuant to this Agreement or the Option Agreement or any of the transactions contemplated hereby or thereby. After such amendment Target will not thereafter amend the Rights Agreement so as to make the Rights applicable to the Merger or so as to make the Rights inapplicable to any acquisition of capital stock of Target other than pursuant to this Agreement or the Option Agreement or any of the transactions contemplated hereby or thereby.

     2.33 Export Control Laws. Target has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on Target. Without limiting the foregoing, Target represents and warrants that:

          (a) Target has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

          (b) Target is in compliance with the terms of all applicable export licenses or other approvals;

          (c) There are no pending or threatened claims against Target with respect to such export licenses or other approvals;

          (d) There are no actions, conditions or circumstances pertaining to Target's export transactions that may give rise to any future claims; and

          (e) No consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

     2.34 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, or the Target SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

     Except as disclosed in that section of the document of even date herewith delivered by Acquiror to Target prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate or as disclosed in another section of the Acquiror Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Agreement, Acquiror represents and warrants to Target as follows:

     3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Neither Acquiror nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

     3.2 Capital Structure. The authorized capital stock of Acquiror consists of 2,400,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on June 30, 1998, 1,039,860,912 shares of Common Stock and no shares of Preferred Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $.0001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable.

     3.3 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) the filing with the SEC and NASD of the Registration Statement, (iii) the filing of a Form 8-K with the SEC and NASD within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(v) such filings as may be required under HSR, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror, (vii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plans assumed by Acquiror, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

     3.4 SEC Documents; Financial Statements. Acquiror has made available to Target each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since July 31, 1994, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.5 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended April 25, 1998 (the "Acquiror Balance Sheet"), (ii) those disclosed in Acquiror SEC documents filed subsequent to such Quarterly Report on Form 10-Q for the period ended April 25, 1998, (iii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under generally accepted accounting principles, and (iv) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

     3.6 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement.

     3.7 Broker's and Finders' Fees. Except for payment obligations to Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fees will be paid by Acquiror, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Acquiror and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Acquiror or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

     3.9 Board Approval. The Boards of Directors of Acquiror and Merger Sub have (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of their respective stockholders and is on terms that are fair to such stockholders and (iii) recommended that the stockholder of Merger Sub approve this Agreement and the consummation of the Merger.

     3.10 Representations Complete. None of the representations or warranties made by Acquiror or Merger Sub herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror or Merger Sub pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which would have a Material Adverse Effect.

     4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation, Bylaws or the Target Rights Agreement;

          (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

          (c) Stock Option Plans, Etc. Take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans (except for the acceleration waiver required pursuant to section 5.10 and the amendment required pursuant to Section 5.17) or authorize cash payments in exchange for any options or other rights granted under any of such plans.

          (d) Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of supplies in the ordinary course) be in excess of $100,000;

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

          (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that Target may, in the ordinary course of business consistent with past practice, grant options for the purchase of Target Common Stock under the Target Option Plans (not to exceed an aggregate of 100,000 options to purchase shares of Target Common Stock and provided that none of such options provide for acceleration of vesting upon the Merger).

          (f) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (j) Leases. Enter into any operating lease in excess of $100,000;

          (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

          (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

          (m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

          (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan (other than the plans described in Target's proxy statement for the annual meeting of its stockholders to be held on July 27, 1998, provided that no additional options are granted under any such plans other than the 1993 Director Stock Option Plan, as amended), or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

          (p) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof.

          (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (r) Acquisitions. Except with respect to the Purchase Agreement referred to in Section 6.3(i) and the events contemplated thereby, acquire or agree to acquire by merging or consolidating with, or by

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

     purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

          (s) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t) Notices. Target shall give all notices and other information required by applicable law to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

          (u) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

          (v) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     4.3 No Solicitation. Target and its subsidiaries and the officers, directors, employees or other agents of Target and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 7.3(f)) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited written Takeover Proposal shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after written advice from its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the party making such Superior Proposed and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided that in each such event Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Acquiror with all documents containing or referring to non-public information of Target that are supplied to such third party; provided, further, that Target provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement is on Acquiror (as defined in Section 5.4); provided, further, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Target has provided Acquiror at least five (5) days prior notice thereof, has terminated this Agreement pursuant to Section 7.1(f) and has paid Acquiror all amounts payable to Acquiror pursuant to

Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Target and Acquiror shall prepare, and Target shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Target. As promptly as practicable following receipt of SEC comments thereon, Target shall file with the SEC definitive proxy materials and Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Target and Acquiror will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Target shall promptly inform Acquiror of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Target, such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of the Merger Agreement and the Merger.

     5.2 Meeting of Stockholders. Target shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Target Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC. Target shall consult with Acquiror regarding the date of the Target Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting without the consent of Acquiror. Subject to Sections 4.3 and 5.1, Target shall use its reasonable best efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     5.3  Access to Information.

          (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4 Confidentiality. The parties acknowledge that each of Acquiror and Target have previously executed a non-disclosure agreement dated
               , 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

     5.6  Consents; Cooperation.

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

          (b) Each of Acquiror and Target shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond January 27, 1999. Each of Acquiror and Target shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. The Acquiror and Target also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws. Notwithstanding anything to the contrary in this Section 5.6, neither the Acquiror nor Target nor any of their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

          (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b),
     (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with the Surviving Corporation after the Effective Time or (ii) neither Target nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Target.

     5.7 Voting Agreement. Target shall use its reasonable best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause each Person named in Schedule 2.27 to execute and deliver to Acquiror a Voting Agreement substantially in the form of Exhibit B attached hereto and an Irrevocable Proxy in the form of Exhibit A thereto concurrent with the execution of this Agreement.

     5.8 Legal Requirements. Each of Acquiror, Merger Sub and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     5.9 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     5.10  Employee Benefit Plans.

          (a) Prior to the Effective Time, Target shall use reasonable best efforts to obtain from all holders of options to purchase Target Common Stock, the exercisability or vesting of which would accelerate as a result of the transactions contemplated hereby, a written waiver in substantially the form attached hereto as Exhibit C (the "Waiver").

          (b) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested (but as modified by the Waiver), will be assumed by Acquiror. Target represents and warrants to Acquiror that Schedule 5.10B hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans, including the number of shares of Target capital stock subject to each such option, the exercise or vesting schedule (as modified by the Waiver), the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated
     Schedule 5.10B hereto current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans and the applicable stock option agreements (as modified by the Waiver), immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. At or prior to the Closing, Target shall cause the Target Stock Option Plans and the other plans referred to in Target's proxy statement for its annual meeting of stockholders to be held on July 27, 1998, to be amended so that the Merger will not terminate any of the outstanding options under such plans or (other than the 1993 Director Stock Option Plan, as amended, of Target) accelerate the exercisability or vesting of such options or the shares of Acquiror Common Stock which will be subject to those options upon the

     Acquiror's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Acquiror qualify, to the maximum extent permissible following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within 20 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans a document in form and substance reasonably satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

          (c) All outstanding rights of Target which it may hold immediately prior to the Effective Time to repurchase unvested shares of Target Common Stock (the "Repurchase Options") shall be assigned to Acquiror in the Merger and shall thereafter be exercisable by Acquiror upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio.

          (d) Outstanding purchase rights under the Target ESPP shall be exercised upon the earlier of (i) the next scheduled purchase date under the Target ESPP or (ii) immediately prior to the Effective Time, and each participant in the Target ESPP shall accordingly be issued shares of Target Common Stock at that time which shall be converted into shares of Acquiror Common Stock in the Merger. The Target ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Target ESPP. Target employees who meet the eligibility requirements for participation in the Acquiror Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning at least thirty (30) days after the Effective Time.

     5.11  Letter of Acquiror's and Target's Accountants.

          (a) Acquiror shall use its reasonable best efforts to cause to be delivered to Target a Procedures Letter of Acquiror's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror and Target, in form reasonably satisfactory to Target and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (b) Target shall use its reasonable best efforts to cause to be delivered to Acquiror a Procedures Letter of Target's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Acquiror and Target, in form reasonably satisfactory to Acquiror and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     5.12 Form S-8. Acquiror agrees to use its reasonable best efforts to file on the Closing Date (and in any event no later than twenty (20) business days after the Closing Date), a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to outstanding options under the Target Stock Option Plans assumed by Acquiror. Target shall cooperate with and assist Acquiror in the preparation of such registration statement.

     5.13 Option Agreement. Concurrently with the execution of this Agreement, Target shall deliver to Acquiror an executed Option Agreement in the form of Exhibit D attached hereto. Target agrees to fully perform its obligations under the Option Agreement.

     5.14 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(f).

     5.15 Nasdaq Quotation. Target and Acquiror agree to continue the quotation of Target Common Stock and Acquiror Common Stock, respectively, on the Nasdaq National Market during the term of the

Agreement so that, to the extent necessary, appraisal rights will not be available to stockholders of Target under Section 262 of the Delaware Law.

     5.16 Employees. Target shall use its reasonable best efforts to cause each of the individuals set forth on Schedule 5.16 to deliver to Acquiror an executed Employment Agreement in the form of Exhibit E-1, et. seq.

     5.17 Amendment of Stock Option Plan. The Board of Directors of Target shall take all action necessary to amend the terms of the Target Stock Option Plans to permit the amendment referred to in Section 5.10.

     5.18 Target Rights Agreement. Target hereby agrees that it has taken and will continue to take all necessary action to ensure that none of the transactions contemplated by this Agreement, the Option Agreement or the Voting Agreement will cause (i) Acquiror or any of its affiliates or associates to become an Acquiring Person (as defined in the Target Rights Agreement) for purposes of the Target Rights Agreement, or (ii) otherwise affect in any way the Rights under the Target Rights Agreement, including by causing such Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

     5.19  Indemnification.

          (a) After the Effective Time, Acquiror will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or any indemnification agreement with Target officers and directors to which Target is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

          (b) For four years after the Effective Time, Acquiror will either (i) at all times maintain at least $50,000,000 in cash, marketable securities or unrestricted lines of credit (or any combination thereof) to be available to indemnify the Indemnified Parties in accordance with Section 5.19(a) above or (ii) cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each such person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror, and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.19, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (c) To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of four years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is indemnified under this Section 5.19, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of the Acquiror (provided that if use of counsel of the Acquiror would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of the Acquiror, the Indemnified Party shall be entitled instead to be represented by counsel selected by the

     Indemnified Party and reasonably acceptable to Acquiror) and following the Effective Time the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such four year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

          (d) The provisions of this Section 5.19 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

     5.20 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Target under Delaware Law.

          (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

          (d) Governmental Approval. Acquiror, Target and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

          (e) Tax Opinion. Acquiror and Target shall have received substantially identical written opinions of Brobeck, Phleger and Harrison LLP and Hale & Dorr LLP, respectively, in form and substance reasonably satisfactory to them, and dated on or about the date of and referred to in the Proxy Statement as first mailed to stockholders of Target and shall be to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Acquiror, Merger Sub and Target and certain stockholders of Target.

          (f) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

     6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer certifying that the condition set forth in Section 6.2(a) shall have been fulfilled.

     6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer certifying that the condition set forth in Section 6.3(a) shall have been fulfilled.

          (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Target or any of its subsidiaries or otherwise, except where failure to obtain such consent would not have a Material Adverse Effect on Target.

          (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

          (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole (other than Non-Controllable Events).

          (f) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit F attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit F attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

          (g) Employment and Non-Competition Agreements/Waivers. The employees of Target set forth on Schedule 5.16 shall have accepted employment with Acquiror and shall have entered into an Employment and Non-Competition Agreement substantially in the form attached hereto as Exhibits E-1, et. seq. The individuals set forth in Schedule 6.3(g) shall have executed the Waiver required under Section 5.10 with respect to his or her outstanding options under the Target Stock Option Plans.

          (h) Board Amendment of Option Plans. The Board of Directors of Target shall have approved the amendment described in Section 5.17 effective immediately prior to the Closing Date.

          (i) Purchase Agreement. The Purchase Agreement, dated July 27, 1998 between Target and Junction, Inc. in the form of Exhibit G hereto shall have been consummated.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated:

          (a) by mutual consent of Acquiror and Target;

          (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before January 27, 1999 (provided a later date may be agreed upon in writing by the parties hereto; and provided further that the right to terminate this Agreement under this
     Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Acquiror, if (i) Target shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach (and Acquiror shall not have willfully breached any of its covenants hereunder, which breach is not cured), (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting by December 27, 1998;

          (d) by Target, if Acquiror shall breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) business days following receipt by

     Acquiror of written notice of such breach (and Target shall not have willfully breached any of its covenants hereunder, which breach is not cured);

          (e) by Acquiror if a Trigger Event (as defined in Section 7.3(e)) or Takeover Proposal shall have occurred and the Board of Directors of Target in connection therewith, does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, and (ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer);

          (f) by Target if a Superior Proposal shall have occurred, Target shall have provided Acquiror at least five (5) business days prior notice of the terms of the Superior Proposal and Target shall have paid Acquiror the amounts set forth in Section 7.3(b); or

          (g) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or
     (ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

     7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality),
Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

     7.3  Expenses and Termination Fees.

          (a) Subject to subsections (b), (c), (d) and (e) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(f) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger shall be shared equally by Target and Acquiror.

          (b) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(e) or, but for the payment of the amount set forth below in this Section 7.3(b), Target is entitled to terminate this Agreement pursuant to Section 7.1(f), (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(ii), (iii) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(g)(ii) following a failure of the stockholders of Target to approve this Agreement and, prior to the time of the meeting of Target's stockholders, there shall have been
     (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which at the time of the meeting of Target's stockholders shall not have been rejected by Target, or (iv) Acquiror shall terminate this Agreement pursuant to Section 7.1(c) (i) or (iii), due in whole or in part to any failure by Target to use its reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which shall not have been rejected by Target, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition to any other remedies Acquiror may have, Target shall promptly pay to Acquiror the sum of $3,500,000.

          (c) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(i) or (iii) under circumstances not described in
     Section 7.3(b)(iv) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(g)(ii) (under circumstances not described in Section 7.3(b)(iii)), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel); and, in the event (A) any Takeover Proposal or Trigger Event is consummated (as defined in Section 7.3(g)) by or with any Person that made a Takeover Proposal prior to termination of this Agreement or that caused a Trigger Event prior to such termination, or any Affiliate of any such Person, within twelve months of the later of, or (B) any other Takeover Proposal or Trigger Event not described in clause (A) is consummated (as defined in Section 7.3(g)) within six months of, the later of, (x) such termination of this Agreement and (y) the payment of the above-described expenses, Target shall promptly pay to Acquiror the additional sum of $3,500,000 (less any amounts paid by Target to Acquiror under Section 7.3(b)).

          (d) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d) Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (e) As used herein, a "Trigger Event" shall occur if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder) acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 20% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 20% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person
     (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or
     (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

          (f) For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its subsidiaries or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or a significant portion of the assets of, Target or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (g) For purposes of Section 7.3(c) above, (A) "consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its subsidiaries and (B) "consummation" of a Trigger Event shall occur on the date any Person (other than any shareholder which currently owns 20% or more of the outstanding shares of capital stock of Target) or any of its affiliates or associates would beneficially own securities representing 20% or more of the voting power of Target, following a tender or exchange offer.

     7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially adversely affect the holders of Target Common Stock or Merger Sub Common Stock.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.10 (Employee Benefit Plans), 5.12 (Form S-8), 5.14 (Listing of Additional Shares), 5.19 (Indemnification), 5.20 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), and this
Article VIII shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        (a) if to Acquiror or Merger Sub, to:

          Cisco Systems, Inc.
          170 West Tasman Drive
          San Jose, CA 95134
          Attention: Vice President, Legal and Government Affairs
          Facsimile No.: (408) 526-5926
          Telephone No.: (408) 526-8252

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          2200 Geng Road
          Two Embarcadero Place
          Palo Alto, CA 94303
          Attention: Therese A. Mrozek, Esq.
          Facsimile No.: (650) 496-2885
          Telephone No.: (650) 424-0160

        (b) if to Target, to:

            Summa Four, Inc.
           25 Sundial Avenue
           Manchester, NH 03103-7251
           Attention: President
           Facsimile No.: (603) 668-4810
           Telephone No.: (603) 625-4050

           with a copy to:

           Hale & Dorr LLP
           60 State Street
           Boston, MA 02109
           Attn: John K.P. Stone, III, Esq.
           Facsimile No.: (617) 526-5000
           Telephone No.: (617) 526-6000

     8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 27, 1998. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c) and (f), 1.7-1.9, 5.10, 5.12, 5.14 and 5.19; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                      SUMMA FOUR, INC.

                                      By: /s/ ROBERT A. DEGAN

                                      ------------------------------------------

                                      Name: Robert A. Degan

                                      ------------------------------------------

                                      Title: President and Chief Executive
                                      Officer

                                      ------------------------------------------

                                      CISCO SYSTEMS, INC.

                                      By: /s/ LARRY CARTER

                                      ------------------------------------------

                                      Name: Larry Carter

                                      ------------------------------------------

                                      Title: Senior Vice President, Finance and
                                      Administration,

                                      ------------------------------------------

                                            Chief Financial Officer and
                                      Secretary

                                      ------------------------------------------

                                      AGEMO ACQUISITION CORPORATION

                                      By: /s/ LARRY CARTER

                                      ------------------------------------------

                                      Name: Larry Carter

                                      ------------------------------------------

                                      Title: Executive Officer

                                      ------------------------------------------

            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                                                      APPENDIX B

July 27, 1998

The Board of Directors
Summa Four, Inc.
25 Sundial Avenue
Manchester, NH 03103

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Summa Four, Inc., a Delaware corporation (the "Company"), of the consideration to be received by the stockholders pursuant to the terms of the proposed Agreement and Plan of Reorganization (the "Agreement") dated as of July 27, 1998, by and among Cisco Systems, Inc., a California corporation (the "Acquiror"), AGEMO Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company. Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

     Pursuant to the Agreement, each outstanding share of common stock, $.01 par value per share, of the Company is proposed to be converted into and represent the right to receive 0.178994 shares, $.001 par value, of the Acquiror's common stock (the "Acquiror Shares"), subject to adjustments described in the Agreement (the "Exchange Ratio"). The transaction is intended to qualify as a tax-free reorganization for U.S. Federal Income tax purposes and to be accounted for as a purchase transaction under applicable accounting principles. The terms and conditions of the Merger and the Exchange Ratio are set forth more fully in the Agreement.

     Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher Wessels"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, Dain Rauscher Wessels acts as a market maker and broker in the publicly traded securities of the Company and the Acquiror and receives customary compensation in connection therewith, and also provides research coverage for the Company and the Acquiror for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of the Agreement; (ii) reviewed and analyzed certain publicly available financial and other data (including financial forecasts of the Company) with respect to the Company and Acquiror and certain other historical relevant and operating data relating to the Company and Acquiror made available to us from published sources and from the internal records of the Company and Acquiror; (iii) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company; (iv) conducted discussions with members of the senior management of the Acquiror with respect to the business and prospects of the Acquiror; (v) reviewed the reported prices and trading activity for the Company's Common Stock and the Acquiror's Common Stock; (vi) compared the financial performance of the Company and the Acquiror and the prices of the Company's Common Stock and the Acquiror's Common Stock with that of certain other comparable publicly-traded companies and their securities; and
(vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

The Board of Directors
July 27, 1998
Page 2

     With respect to the Company's financial forecasts, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We express no opinion as to such financial forecast information or the assumptions on which they were based.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and the Acquiror (including without limitation the financial statements and related notes thereto of the Company and Acquiror), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities of the Company or the Acquiror, and we have not been furnished with any such valuations or appraisals. In addition, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Acquiror. Additionally, we have not been asked and did not consider the possible effects of any litigation, other legal claims or any other contingent matters. Further, we have assumed that the Merger will be accounted for by the Acquiror as a purchase transaction under generally accepted accounting principles and will qualify as a tax-free reorganization for U.S. federal income tax purposes.

     Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exists or occur after such date. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to such transaction. Further, our opinion does not address the merits of the underlying decision by the Company to engage in such transaction.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the holders of the Company's Common Stock pursuant to the Agreement is fair, from a financial point of view, to the holders of the Company's Common Stock.

                                          Very truly yours,

                                          /s/ DAIN RAUSCHER WESSELS
                                          --------------------------------------
                                          Dain Rauscher Wessels
                                          a division of Dain Rauscher
                                          Incorporated

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated as of July 27, 1998, by and between, Cisco Systems, Inc., a California corporation ("Acquiror"), and Summa Four, Inc., a Delaware corporation ("Target").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Target, Acquiror and Agemo Acquisition Corporation, a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into Target (the "Merger"), with Target continuing as the surviving corporation; and

     WHEREAS, as a condition and inducement to Acquiror's willingness to enter into the Reorganization Agreement, Acquiror has required that Target agree, and Target has so agreed, to grant to Acquiror an option with respect to certain shares of Target's common stock on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

     0. Grant of Option. Target hereby grants Acquiror an irrevocable option (the "Target Option") to purchase up to 1,148,500 shares (the "Target Shares") of common stock, par value $.0l per share, of Target (the "Target Common Stock") in the manner set forth below at a price (the "Exercise Price") of $17.50 per Target Share, payable in cash. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Reorganization Agreement.

     1. Exercise of Option. The Target Option may be exercised by Acquiror, in whole or in part at any time or from time to time after the occurrence of any of the events described in Sections 7.3(b) of the Reorganization Agreement or if a Takeover Proposal or Trigger Event is consummated as set forth in Section 7.3(c) of the Reorganization Agreement. In the event Acquiror wishes to exercise the Target Option, Acquiror shall deliver to Target a written notice (an "Exercise Notice") specifying the total number of Target Shares it wishes to purchase. Each closing of a purchase of Target Shares (a "Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing. The Target Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Reorganization Agreement pursuant to Section 7.1 thereof (other than a termination in connection with which Acquiror is entitled to any payments as specified in Sections 7.3(b) or (c) thereof); (iii) 180 days following any termination of the Reorganization Agreement in connection with which Acquiror is entitled to a payment as specified in Sections 7.3(b) thereof (or if, at the expiration of such 180 day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (iv) 12 months following any termination of the Reorganization Agreement in connection with which Acquiror is entitled to a payment as specified in Section 7.3(c) thereof (or if, at the expiration of such 12 month period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the foregoing, the Target Option may not be exercised if Acquiror is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Reorganization Agreement.

     2. Conditions to Closing. The obligation of Target to issue the Target Shares to Acquiror hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Target Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Target Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

     3. Closing. At any Closing, (a) Target will deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 10, and (b) Acquiror will deliver to Target the aggregate price for the Target Shares so designated and being purchased by wire transfer of immediately available funds or certified check or bank check. At any Closing at which Acquiror is exercising the Target Option in part, Acquiror shall present and surrender this Agreement to Target, and Target shall deliver to Acquiror an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Target Common Stock purchasable hereunder.

     4. Representations and Warranties of Target. Target represents and warrants to Acquiror that (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target, and, assuming this Agreement constitutes a valid and binding obligation of Acquiror, is enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) Target has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Target Option, and at all times from the date hereof through the expiration of the Target Option will have reserved, that number of unissued Target Shares that are subject to the Target Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of the Target Shares to Acquiror upon the exercise of the Target Option, Acquiror will acquire the Target Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever, (f) except as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate of Incorporation, as amended, or Amended and Restated By-laws, as amended, or the Rights Agreement dated as of February 22, 1995, as amended, of Target or (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Target and (g) except as described in Section 2.3 of the Reorganization Agreement, the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

     5. Representations and Warranties of Acquiror. Acquiror represents and warrants to Target that (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, and, assuming this Agreement constitutes a valid and binding obligation of Target, is enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) except as described in Section 3.3 of the Reorganization Agreement, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, result in any Violation pursuant to, (A) any provision of the Articles of Incorporation or By-laws of Acquiror, (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Acquiror, (e) except as described in Section 3.3 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority and (f) any Target Shares acquired upon exercise of the Target Option will not be, and the Target Option is not being, acquired by Acquiror with a view to the public distribution thereof.

     6. Put.

          (a) Exercise. At any time during which the Target Option is exercisable pursuant to Section 2 (the "Repurchase Period"), upon demand by Acquiror, Acquiror shall have the right to sell to Target (or any successor entity thereof), and Target (or such successor entity) shall be obligated to repurchase from Acquiror (the "Put"), all or any portion of the Target Option, at the price set forth in subparagraph (i) below, or all or any portion of the Target Shares purchased by Acquiror pursuant thereto, at a price set forth in subparagraph (ii) below:

             (i) the difference between the "Market/Tender Offer Price" for shares of Target Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to Target (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Takeover Proposal (as defined in the Reorganization Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Target Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Target Shares purchasable pursuant to the Target Option (or portion thereof with respect to which Acquiror is exercising its rights under this Section 7), but only if the Market/Tender Offer Price is greater than the Exercise Price;

             (ii) the Exercise Price paid by Acquiror for the Target Shares acquired pursuant to the Target Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of Target Shares so purchased.

          (b) For purposes of this Section 7(a), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Takeover Proposal during the Repurchase Period.

          (c) Payment and Redelivery of Target Option or Shares. In the event Acquiror exercises its rights under this Section 7, Target shall, within ten business days of the Notice Date, pay the required amount to Acquiror in immediately available funds and Acquiror shall surrender to Target the Target Option or the certificates evidencing the Target Shares purchased by Acquiror pursuant thereto, and Acquiror shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

     7. Registration Rights.

          (a) Following the termination of the Reorganization Agreement, Acquiror may by written notice (the "Registration Notice") to Target request Target to register under the Securities Act all or any part of the shares of Target Common Stock acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Acquiror (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which Acquiror and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any Person (including any Group) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of Common Stock of Target on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by Acquiror and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the Fair Market Value of such shares. For purposes of this Section 8, the term "Fair Market Value" shall mean the per share average of the closing sale prices of Target's Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the Registration Notice. Target (and/or any Person designated by Target) shall thereupon have the option exercisable by written notice delivered to Acquiror within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of
     (i) the number of Registrable Securities and (ii) the Fair Market Value of such shares. Any such purchase of Registrable Securities by Target hereunder shall take place at a closing to be held at the principal executive offices of Target or its counsel at any reasonable date and time designated by Target and/or such designee in such notice within 10 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If Target does not elect to exercise its option to purchase pursuant to Section 8(a) with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Acquiror shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Target will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses
     (B) and (C) below) when (A) Target is in possession of material non-public information which it reasonably believes (i) would be detrimental to be disclosed at such time and, (ii) after consultation with counsel to Target, such information would have to be disclosed if a registration statement were filed at that time; (B) Target is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Target determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Target or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement, the provisions of this Section 8 shall again be applicable to any proposed registration; provided, however, that Acquiror shall not be entitled to request more than two registrations pursuant to this Section 8. Target shall use its best efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Target shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 8 are subject to the condition that Acquiror shall provide Target with such information with respect to Acquiror's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Acquiror as, in the reasonable judgment of counsel for Target, is necessary to enable Target to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) If Target's securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, Nasdaq National Market System, or any other securities exchange or automated quotations system, Target, upon the request of Acquiror, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

          (e) A registration effected under this Section 8 shall be effected at Target's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and Target shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

     8. Adjustment Upon Changes in Capitalization.

          (a) In the event of any change in Target Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Target Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Target Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Common Stock if the Target Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) In the event that Target shall enter in an agreement: (i) to consolidate with or merge into any person, other than Acquiror or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Acquiror or one of its Subsidiaries, to merge into Target and Target shall be the continuing or surviving corporation, but, in connection with such merger, in the then-outstanding shares of Target Common Stock shall be changed into or exchanged for stock or other securities of Target or any other person or cash or any other property or the outstanding shares of Target Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Acquiror or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Acquiror shall receive for each Target Share with respect to which the Target Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Target Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Target Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Target Option would have the same election or similar rights as would the holder of the number of shares of Target Common Stock for which the Target Option is then exercisable).

     9. Restrictive Legends. Each certificate representing shares of Target Common Stock issued to Acquiror hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JULY 27, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     10. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by Acquiror in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Acquiror shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Acquiror. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

     11. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

     12. Entire Agreement. This Agreement and the Reorganization Agreement (including the Target Disclosure Schedule and the Acquiror Disclosure Schedule relating thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     13. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

     15. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

        (a) if to Acquiror or Merger Sub, to:

          Cisco Systems, Inc.
          170 West Tasman Drive
          San Jose, CA 95134-1706
          Attention: Vice President, Legal and Government Affairs
          Facsimile No.: (408) 526-5925
          Telephone No.: (408) 526-8252
            with a copy to:

            Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303
          Attention: Therese A. Mrozek, Esq.
          Facsimile No.: (650) 496-2885
          Telephone No.: (650) 424-0160

        (b) if to Target, to:

          Summa Four, Inc.
          25 Sundial Avenue
          Manchester, NH 03103-7251
          Attention: Robert A. Degan, CEO
          Facsimile No.: (603) 668-4810
          Telephone No.: (603) 625-4050

          with a copy to:

          Hale & Dorr LLP
          60 State Street
          Boston, MA 02109
          Attention: John K.P. Stone III, Esq.
          Facsimile No.: (617) 526-5000
          Telephone No.: (617) 526-6000

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

     17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

     19. Expenses. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                      CISCO SYSTEMS, INC.

                                      By: /s/ LARRY CARTER

                                         ---------------------------------------

                                      Name: Larry Carter

                                      ------------------------------------------

                                      Title: Senior Vice President, Finance and
                                      Administration,

                                      ------------------------------------------

                                            Chief Financial Officer and
                                      Secretary

                                      ------------------------------------------

                                      SUMMA FOUR, INC.

                                      By: /s/ ROBERT A. DEGAN

                                         ---------------------------------------

                                      Name: Robert A. Degan

                                      ------------------------------------------

                                      Title: President and Chief Executive
                                      Officer

                                      ------------------------------------------

                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

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                                SUMMA FOUR, INC.
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Mark box at right if an address change or comment has been noted    [ ]
on the reverse side of this card.

RECORD DATE SHARES:



The Board of Directors recommends a vote "FOR" the following proposals.

                                                         For   Against   Abstain
1.  To approve (i) the adoption of the Agreement         [ ]     [ ]       [ ]
    and Plan of Reorganization (the "Reorganization
    Agreement") by and among Cisco Systems, Inc.
    ("Cisco"), Agemo Acquisition Corporation (the
    "Merger Sub") and Summa and (ii) the consummation of the merger of Merger Sub with and into Summa whereby, among other things, Summa (the "Merger") will become a wholly-owned subsidiary of Cisco.

                                                         For   Against   Abstain
2.  To grant the Board of Directors of Summa             [ ]     [ ]       [ ]
    discretionary authority to adjourn the Special
    Meeting in order to solicit additional votes for approval of the Reorganization Agreement and the Merger.

Please be sure to sign and date this Proxy,          Date:
                                                          ----------------------


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        Stockholder sign here                       Co-owner sign here

DETACH CARD                                                          DETACH CARD

                                SUMMA FOUR, INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 4, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement for the meeting, and revoking all prior proxies, hereby appoint(s) Messrs. Robert A. Degan and Barry R. Gersun, and each of them, with full power of substitution, as proxies to represent and vote as designated in this proxy all shares of stock of Summa Four, Inc. ("Summa") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Summa to be held at Summa's facilities located at 25 Sundial Avenue, Manchester, New Hampshire on November 4, 1998 at 10:00 a.m., local time, and at any adjournment of the meeting.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

The Shares represented by this proxy will be voted as directed by the undersigned, if no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment of the meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

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    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO
       COMPLETE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.
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Please sign exactly as your name(s) appear(s) on your stock certificate(s). When
Shares are held by joint owners, both should sign. When signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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